                                                                     EXHIBIT 4.1


                     BROKAT INFOSYSTEMS AKTIENGESELLSCHAFT




                         11 1/2% SENIOR NOTES DUE 2010




                                   INDENTURE


                                 MARCH 28, 2000




                              THE BANK OF NEW YORK

                                   as Trustee

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                               TABLE OF CONTENTS
                               -----------------

                                                                  Page
ARTICLE I          DEFINITIONS AND INCORPORATION
                   BY REFERENCE....................................  1

     Section 1.1.  Definitions.....................................  1
     Section 1.2.  Other Definitions............................... 24
     Section 1.3.  Trust Indenture Act............................. 24
     Section 1.4.  Rules of Construction........................... 25

ARTICLE II         THE NOTES....................................... 26
     Section 2.1.  Form and Dating................................. 26
     Section 2.2.  Execution and Authentication.................... 27
     Section 2.3.  Registrar and Paying Agent...................... 27
     Section 2.4.  Paying Agent To Hold Money in Trust............. 28
     Section 2.5.  Holder Lists.................................... 28
     Section 2.6.  Transfer and Exchange........................... 28
     Section 2.7   Replacement Notes............................... 44
     Section 2.8.  Outstanding Notes............................... 44
     Section 2.9.  Treasury Notes.................................. 45
     Section 2.10. Temporary Notes................................. 45
     Section 2.11. Cancellation.................................... 46
     Section 2.12. Defaulted Interest.............................. 46
     Section 2.13. Record Date..................................... 46
     Section 2.14. Computation of Interest......................... 46
     Section 2.15. CUSIP and ISIN Number........................... 46

 ARTICLE III       REDEMPTION AND PREPAYMENT....................... 47
     Section 3.1.  Notices to Trustee.............................. 47
     Section 3.2.  Selection of Notes To Be Redeemed............... 47
     Section 3.3.  Notice of Redemption............................ 48
     Section 3.4.  Effect of Notice of Redemption.................. 49
     Section 3.5.  Deposit of Redemption Price..................... 49

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Section 3.6. Notes Redeemed in Part.................................49
Section 3.7. Optional Redemption....................................49
Section 3.8. Mandatory Redemption...................................51
Section 3.9. Offer To Purchase By Application
                 of Excess Proceeds.................................51

ARTICLE IV COVENANTS................................................53
Section 4.1. Payment of Notes.......................................53
Section 4.2. Maintenance of Office or Agency........................54
Section 4.3. Reports................................................54
Section 4.4. Compliance Certificate.................................55
Section 4.5. Taxes..................................................56
Section 4.6. Stay, Extension and Usury Laws.........................57
Section 4.7. Restricted Payments....................................57
Section 4.8. Dividend and Other Payment Restrictions
             Affecting Subsidiaries.................................60
Section 4.9. Incurrence of Indebtedness and Issuance of
                 Preferred Equity...................................61
Section 4.10. Asset Sales...........................................62
Section 4.11. Transactions With Affiliates..........................63
Section 4.12. Liens.................................................64
Section 4.13. Corporate Existence...................................64
Section 4.14. Repurchase Upon Change of Control.....................65
Section 4.15. Designation of Unrestricted Subsidiaries..............66
Section 4.16. Sales of Accounts Receivable..........................68
Section 4.17. Sale And Leaseback Transactions.......................69
Section 4.18. Restriction On Preferred Stock of Subsidiaries........69
Section 4.19. Limitation on Equity Interests in Restricted
                 Subsidiaries.......................................69
Section 4.20. Payments For Consent..................................70
Section 4.21. Limitations on Issuances of Guarantees of
                 Indebtedness.......................................70
Section 4.22. Restrictions On Business Activities...................70
Section 4.23. Additional Amounts....................................70
Section 4.24. Limitation on Repayment upon a Change of Control......72

ARTICLE V SUCCESSORS................................................72
Section 5.1. Merger, Consolidation or Sale of Assets................72

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     Section 5.2.  Successor Corporation Substituted................73

ARTICLE VI         DEFAULTS AND REMEDIES............................74
     Section 6.1.  Events of Default................................74
     Section 6.2.  Acceleration.....................................75
     Section 6.3.  Other Remedies...................................76
     Section 6.4.  Waiver of Past Defaults..........................76
     Section 6.5.  Control by Majority..............................76
     Section 6.6.  Limitation on Suits..............................77
     Section 6.7.  Rights of Holders of Notes to Receive Payment....77
     Section 6.8.  Collection Suit by Trustee.......................78
     Section 6.9.  Trustee May File Proofs of Claim.................78
     Section 6.10. Priorities.......................................79
     Section 6.11. Undertaking for Costs............................79

ARTICLE VII        TRUSTEE..........................................80
     Section 7.1.  Duties of Trustee................................80
     Section 7.2.  Rights of Trustee................................81
     Section 7.3.  Individual Rights of Trustee.....................82
     Section 7.4.  Trustee's Disclaimer.............................82
     Section 7.5.  Notice of Defaults...............................83
     Section 7.6.  Reports by Trustee to Holders of the Notes.......83
     Section 7.7.  Compensation and Indemnity.......................83
     Section 7.8.  Replacement of Trustee...........................84
     Section 7.9.  Successor Trustee by Merger, Etc.................85
     Section 7.10. Eligibility; Disqualification....................85
     Section 7.11. Preferential Collection of Claims Against Issuer.86

ARTICLE VIII       LEGAL DEFEASANCE ANDCOVENANT
                   DEFEASANCE.......................................86
     Section 8.1.  Option to Effect Legal Defeasance or Covenant
                     Defeasance.....................................86
     Section 8.2.  Legal Defeasance and Discharge...................86
     Section 8.3.  Covenant Defeasance..............................87
     Section 8.4.  Conditions to Legal or Covenant Defeasance.......87
     Section 8.5.  Deposited Money and Government Obligations to
                     Be Held in Trust; Other Miscellaneous
                     Provisions.....................................89
     Section 8.6.  Repayment to Issuer..............................89

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     Section 8.7.   Reinstatement................................... 90

ARTICLE IX          AMENDMENT, SUPPLEMENT AND WAIVER................ 90
     Section 9.1.   Without Consent of Holders of Notes............. 90
     Section 9.2.   With Consent of Holders of Notes................ 91
     Section 9.3.   Compliance with Trust Indenture Act............. 93
     Section 9.4.   Revocation and Effect of Consents............... 93
     Section 9.5.   Notation on or Exchange of Notes................ 93
     Section 9.6.   Trustee to Sign Amendments, Etc................. 93

ARTICLE X           MISCELLANEOUS................................... 94
     Section 10.1.  Trust Indenture Act Controls.................... 94
     Section 10.2.  Notices......................................... 94
     Section 10.3.  Communication by Holders of Notes with
                      Other Holders of Notes........................ 96
     Section 10.4.  Certificate and Opinion as to Conditions
                      Precedent..................................... 96
     Section 10.5.  Statements Required in Certificate or Opinion... 96
     Section 10.6.  Rules by Trustee and Agents..................... 97
     Section 10.7.  No Personal Liability of Directors, Officers,
                      Employees, Members and Stockholders........... 97
     Section 10.8.  Governing Law................................... 97
     Section 10.9.  Agent for Service; Submission to Jurisdiction;
                      Waiver of Immunities.......................... 97
     Section 10.10. No Adverse Interpretation of Other Agreements... 98
     Section 10.11. Successors...................................... 98
     Section 10.12. Severability; Independence of Covenants......... 98
     Section 10.13. Duplicate Originals; Counterparts............... 99
     Section 10.14. Table of Contents, Headings, Etc................ 99
     Section 10.15. Exhibits........................................ 99
     Section 10.16. Judgment Currency............................... 99

     INDENTURE, dated as of March 28, 2000 by and among BROKAT Infosystems Aktiengesellschaft, a stock corporation organized and existing under the laws of Germany (the "Issuer"), and The Bank of New York, as trustee (the "Trustee").
              ------                                               -------

     The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of Euro125,000,000 aggregate principal amount of 11 1/2% Senior Notes due 2010 (the "Senior Notes")
                                                                  ------------
and the 11 1/2% New Senior Notes due 2010 issued in connection with the Exchange Offer (the "New Senior Notes" and, together with the Senior Notes, the "Notes"):
            ----------------                                            -----


                                  I.  ARTICLE

                  DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.1.  Definitions.
                      -----------

     "144A Global Note" means a Global Note in the form of Exhibit A hereto
                                                           ---------
bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Common Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes issued to QIBs.

     "Accounts Receivable Subsidiary" means a Wholly Owned Restricted Subsidiary of the Issuer (i) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable and/or notes receivable and related assets of the Issuer and/or its Restricted Subsidiaries; (ii) which is designated by the Board as an Accounts Receivable Subsidiary pursuant to a resolution set forth in an Officers' Certificate and delivered to the Trustee; (iii) which has total assets at the time of such designation with a book value not exceeding Euro100,000 plus the reasonable fees and expenses required to establish such Accounts Receivable Subsidiary and any accounts receivable financing; (iv) no portion of
Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time recourse to or obligates the Issuer or any Restricted Subsidiary of the Issuer in any way, other than pursuant to (I) representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary or (II) any guarantee of any such accounts receivable financing by the Issuer that is permitted to be incurred pursuant to
Section 4.9, or (b) subjects any property or asset of the Issuer or any Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to (I) representations,
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                                                                               2



warranties, covenants and indemnities entered into in the ordinary course of business in connection with sales of accounts receivable and/or notes receivable or (II) any guarantee of any such accounts receivable financing by the Issuer that is permitted to be incurred pursuant to Section 4.9; (v) with which neither the Issuer nor any Restricted Subsidiary of the Issuer has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements or understandings entered into in the ordinary course of business in connection with sales of accounts receivable and/or notes receivable in accordance with Section 4.16 and fees payable in the ordinary course of business in connection with servicing accounts receivable and/or notes receivable; and
(vi) with respect to which neither the Issuer nor any Restricted Subsidiary of the Issuer has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests or to make any additional capital contribution or similar payment or transfer other than in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary in accordance with Section 4.16, or (b) to maintain or preserve solvency or any balance sheet item, financial condition, level of income or results of operations.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Amounts" means the amount of any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction which shall at any time be required on any payments made by the Issuer with respect to the Notes, including payments of principal, redemption price, interest, Liquidated Damages or premium.

     "Adjusted Consolidated Net Income" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period minus any
                                                                       -----
amounts paid or accrued as dividends on Preferred Stock for such period, plus
                                                                         ----
the amount of non-cash stock option expense (excluding any such non-cash stock option expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that the amount of such non-cash stock option expense was deducted in computing such Consolidated Net Income for such period.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Common Depositary, Euroclear or Clearstream that apply to such transfer and exchange.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback) other than (a) in the ordinary course of business consistent with past practices, or (b) sales or other dispositions of accounts receivable and/or notes receivable and related assets to the Accounts Receivable Subsidiary pursuant to Section 4.16; and (ii) the issue or sale by the Issuer or any of its Subsidiaries of Equity Interests of any of the Issuer's Restricted Subsidiaries (a) that have a Fair Market Value in excess of Euro1,000,000, or (b) for net proceeds in excess of Euro1,000,000, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions. Notwithstanding the foregoing, (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole will be governed by Section
4.14 and/or Section 5.1 and not by Section 4.10; and (ii) the following items shall not be deemed to be Asset Sales: (a) a transfer of assets by the Issuer to a Wholly Owned Restricted Subsidiary of the Issuer or by a Wholly Owned Restricted Subsidiary of the Issuer to the Issuer or to another Wholly Owned Restricted Subsidiary of the Issuer; (b) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary of the Issuer to the Issuer or to another Wholly Owned Restricted Subsidiary of the Issuer; (c) a Restricted Payment that is permitted by Section 4.7; (d) any disposition of damaged, worn out or otherwise obsolete property in the ordinary course of business, so long as such property is no longer necessary for the proper conduct of a Permitted Business;
(e) any disposition in one or more transactions of business operations no longer necessary for the proper conduct of a Permitted Business; provided, that the aggregate Fair Market Value of such dispositions since the Issue Date does not exceed Euro5,000,000 in the aggregate; (f) any sale or discount without recourse (other than recourse for a breach of a representation or warranty) of accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise of such accounts; and (g) the incurrence of any Permitted Lien and the disposition of assets pursuant to any such Permitted Lien by any secured party under such Permitted Lien.

     "Asset Sale Offer" means an offer to purchase Notes and other Indebtedness with Excess Proceeds, at an offer price in cash equal to 100% of the principal amount or accreted value of such Notes and such other Indebtedness, plus accrued and unpaid interest and Additional Amounts and Liquidated Damages, if any, on such Notes and such other Indebtedness to the date of repurchase, in accordance with the procedures set forth in the Indenture.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with U.S. GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Bankruptcy Law" means (i) Insolvenzordnung (German Insolvency Code) or any other bankruptcy, insolvency or other similar law in the Federal Republic of Germany or any political subdivision thereof, (ii) Title 11, U.S. Code or any similar U.S. federal or state law for the relief of debtors, or (iii) any other applicable foreign bankruptcy, insolvency or similar law.

     "Board" means (i) if the Issuer is a stock corporation at the relevant time, the board of directors, management board or analogous body of the Issuer;
(ii) if the Issuer is a limited liability company at the relevant time, the management board or analogous body of the Issuer, if it has such a body, and if it does not, the management board or analogous body of the manager of the Issuer; or (iii) if the Issuer is neither a corporation or a limited liability company at the relevant time, the management board or analogous body of the Issuer.

     "Borrowing Base" means, as of the date of determination, an amount equal to the sum, without duplication, of 50% of the net book value of the Issuer's and its Restricted Subsidiaries' accounts receivable which are not more than 60 days past due. The net book value of such items shall be determined on a consolidated basis in accordance with U.S. GAAP and shall be that reflected on the Issuer's consolidated balance sheet for the most recent fiscal quarter ending prior to the date of determination as to which financial results are available, but in no event ending more than 135 days prior to the date of determination, it being understood that the accounts receivable of an acquired business may be included if such acquisition has been completed on or prior to the date of determination.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with U.S. GAAP. The amount of Indebtedness represented by a Capital Lease Obligation shall be the capitalized amount of the liability in respect of such obligation determined in accordance with U.S. GAAP, and the maturity thereof shall be the date of the last scheduled payment of rent or any other amount due under the relevant lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock"  means (i) in the case of a corporation, corporate stock;
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(iv) in the case of any Person, any other interest or participation that confers the right to receive a share of the profits or losses of, or distributions of assets of, the issuing Person, excluding, in the case of any of clause (i),
(ii), (iii) or (iv), any debt security that is convertible into, or exchangeable for, Capital Stock.

     "Capital Stock Sale Proceeds" means the aggregate net cash proceeds received by the Issuer from any common equity capital contribution or any issuance or sale of any class of Capital Stock of the Issuer after the Issue Date.

     "Cash Equivalents" means (i) securities having maturities of one year or less from the date of acquisition issued or directly and fully guaranteed or insured by the federal government of the Federal Republic of Germany or by the federal government of the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the Federal Republic of Germany or the United States of America is pledged in support of such securities; (ii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities of one year or less from the date of acquisition and overnight bank deposits, in each case with any commercial bank established under the laws of the Federal Republic of Germany or the United States of America or any subdivision thereof having combined capital and surplus in excess of Euro500,000,000 and a Thompson Bank Watch Rating or comparable rating of "B" or better; (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) or (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above; (iv) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case with maturities of one year or less from the date of acquisition; and
(v) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (iv) of this definition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than any Principal or Principals; (ii) the adoption of a plan relating to the liquidation or dissolution of the Issuer; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than any Principal or Principals, becomes directly or indirectly the "beneficial owner" of more than 50% of the Voting Stock of the Issuer (measured by voting power rather than number of shares); (iv) the first day on which a majority of the members of the Board are not Continuing Board Members; or (v) the consummation of the amalgamation, merger or consolidation of the Issuer with another Person in which the holders of the Capital Stock representing the common equity capital of the Issuer immediately prior to the amalgamation, merger or consolidation, would not beneficially own, immediately after the amalgamation, merger or consolidation, Capital Stock entitling such holders to 50% or more of all votes, without consideration of the rights of any class of Capital Stock to elect members of the management board or other analogous body by a separate class vote, to which all holders of the Capital Stock of the Person issuing cash or securities in the amalgamation, merger or consolidation would be entitled in the election of members of the management board or other analogous body or in which members of the Board, immediately prior to such amalgamation, merger or consolidation, would not, immediately after such amalgamation, merger or consolidation constitute a majority of the management board or other analogous body of the Person issuing cash or securities in such amalgamation, merger or consolidation. For purposes of this definition, "beneficial owner" shall mean as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

     "Change of Control Payment" means a cash payment of a purchase price equal to 101% of the principal amount of all Notes purchased in connection with a Change of Control Offer, plus accrued and unpaid interest, Additional Amounts and Liquidated Damages, if any, on such Notes to the date of such repurchase.

     "Clearstream" means Clearstream International.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Depositary" means, with respect to the Notes issued in the form of one or more global securities, the Person designated as the common depositary by Euroclear or Clearstream, which shall initially be The Bank of New York, London branch or a nominee thereof.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period minus non-cash items increasing such Consolidated Net Income for such period, plus, without duplication, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, (iii) Fixed Charges of such Person and its Restricted Subsidiaries for such period, and (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with U.S. GAAP. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with U.S. GAAP; provided, that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of the referent Person, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Continuing Board Members" means, as of any date of determination, any member of the Board who (i) was a member of the Board on the Issue Date; or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Board Members who were members of such Board at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 10.2 hereof or such other address as to which the Trustee may give notice to the Issuer.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Note" means each of the Notes that are in the form of Exhibit A
                                                                       ---------
hereto (but without including the Global Note Legend).

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuers thereof to repurchase such Capital Stock upon the occurrence of an event substantially similar to a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that such issuers may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with
Section 4.7.

     "Distribution Compliance Period" means the 40-day distribution compliance period as defined in Regulation S.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euro Legal Tender" means Euros as at the time of payment is legal tender for payment of public and private debts.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means Indebtedness of the Issuer and its Subsidiaries in existence on the Issue Date after giving effect to the use of proceeds contemplated by the Offering Memorandum, until such amounts are repaid.

     "Fair Market Value" means, with respect to any asset or property, the price (after taking into account any liabilities relating to such assets or property) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, that the Fair Market Value of any such asset or property shall be determined conclusively by the Board acting in good faith, which determination shall be evidenced by a resolution of the Board delivered to the Trustee; and further provided, that any determination of Fair Market Value by the Board required under the Indenture shall be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of international standing if the Fair Market Value exceeds Euro5,000,000.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage
                             ----------------
Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) any acquisition made by the Issuer or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on, and given pro forma effect from, the first day of the four-quarter reference period; (ii) Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income; (iii) Consolidated Cash Flow for such reference period shall be calculated giving pro forma effect to cost savings resulting from any such acquisition if (A) such cost savings could then be reflected in pro forma financial statements included in a registration statement complying with the Securities Act, Regulation S-X and any interpretations of Regulation S-X by the Commission, (B) the Issuer reasonably determines such cost savings are probable based upon specifically identified actions that it has determined to take, and (C) the Issuer delivers to the Trustee (I) a certified copy of a resolution of the Board approving such determination, the specific actions to be taken and the delivery to the Trustee of such certification, and (II) an Officers' Certificate signed by the Issuer's chief financial officer certifying that such savings have reasonably been determined to be probable and setting forth in reasonable detail the specific actions to be taken, the cost savings to be achieved from each such action, and the amount, if any, of any related reduction in Consolidated Cash Flow resulting from such actions reasonably determined to be probable; (iv) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with U.S. GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (v) the Fixed Charges attributable to discontinued operations, as determined in accordance with U.S. GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, the imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit, bankers' acceptance or similar financings, and net payments (if any) pursuant to Hedging Obligations); (ii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iii) all cash dividend payments or other distributions (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any class or series of Preferred Stock of such Person, on a consolidated basis, in each case of clauses (i), (ii) and (iii) in accordance with U.S. GAAP.

     "Global Note Legend" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

     "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto
                                                               ---------
bearing the Global Notes Legend and deposited with or on behalf of, and registered in the name of, the Common Depositary or its nominee.

     "Government Obligation" means direct non-callable obligations of, or non-callable obligations guaranteed by (i) any member nation of the European Union for the payment of which obligation or guarantee the full faith and credit of the respective nation is pledged; provided, that such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area, pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992 as amended, or (ii) the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect of letters of credit), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements or other agreements or arrangements designed to protect such Person against fluctuations in interest rates, and (ii) currency exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, in each case, provided that such obligations are entered into solely to protect such Person against fluctuations in interest rates or currency exchange rates and not for purposes of speculation.

     "Holder" means a Person in whose name a Note is registered.

     "IAI Global Note" means a Global Note in the form of Exhibit A hereto
                                                          ---------
bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Common Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes issued to Institutional Accredited Investors.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capital Lease Obligations and Attributable Debt of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar instrument, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clauses (vii) through (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of (A) the Fair Market Value of such property or asset or (B) the amount of the obligation so secured, (viii) all obligations under Hedging Obligations or other currency agreements and interest swap agreements of such Person, and (ix) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined under the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, except, in each case, any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing, other than letters of credit, Attributable Debt and Hedging Obligations, would appear as a liability upon a balance sheet of such Person prepared in accordance with U.S. GAAP. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value of such Indebtedness, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount of such Indebtedness, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Initial Purchaser" means WestLB Panmure Limited.

     "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501 (a)(1), (2), (3) or (7) of the Securities Act.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with U.S. GAAP. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined and documented as provided for valuation of non-cash Restricted Payments in Section 4.7.

     "Issue Date" means the closing date for the sale and original issuance of the Notes under this Indenture.
     "Issuer" has the meaning assigned in the preamble of this Indenture.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the City of London or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" means all liquidated damages then owing to Holders pursuant to the Registration Rights Agreement.

     "Management Investors" means the members of the Board and officers and employees of the Issuer or a Subsidiary of the Issuer who own Capital Stock of the Issuer on the Issue Date.

     "Net Income" means, with respect to any Person for any period, (i) the net income or loss of such Person, determined in accordance with U.S. GAAP and before any reduction in respect of dividends on Preferred Stock, but excluding any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (1) any Asset Sale (including, without limitation, dispositions in connection with sale and leaseback transactions) (2) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, and (3) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss) of such Person for such period.

     "Net Proceeds" means the aggregate proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result of such Asset Sale, any taxes paid or payable as a result of such Asset Sale, after taking into account any available tax credits or deductions and any tax sharing arrangements, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with U.S. GAAP.

     "New Credit Facility" means, with respect to the Issuer, at any time, any credit facility or commercial paper facility between the Issuer and any lender, whether in place of or in addition to the Senior Credit Facilities or any New Credit Facility and providing for Indebtedness: (i) incurred in compliance with clause (i) of the definition of "Permitted Indebtedness" and (ii) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit.

     "New Senior Notes" has the meaning assigned in the preamble of this Indenture.

     "Non-Recourse Debt" means, with respect to any Person, Indebtedness or that portion of Indebtedness (i) as to which the specified Person (a) provides no credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is not directly or indirectly liable (as a guarantor or otherwise), and (c) does not constitute the lender; and (ii) no default with respect to which (including any rights that the holders of such Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the specified Person to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the specified Person.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Notes" has the meaning assigned in the preamble to this Indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, additional amounts and other liabilities payable under the documentation governing any Indebtedness.

     "Obligor" as to the Notes means the Issuer and any successor obligor upon the Notes.

     "Offering" means the offering of the Notes by the Issuer.

     "Offering Memorandum" means the offering memorandum, dated March 21, 2000, issued and used by the Issuer to offer the Notes.

     "Officer" means, with respect to any Person, any member of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

     "Officers' Certificate" means a certificate signed by any two members of the Board, that meets the requirements of Section 10.5 hereof.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee and who may be an employee of or counsel to the Issuer or the Trustee.

     "Participant" means, with respect to the Common Depositary, Euroclear or Clearstream, a Person who has an account with Euroclear or Clearstream.

     "Permitted Business" means any of the businesses and any other businesses ancillary or complementary to the businesses engaged in by the Issuer and its respective Restricted Subsidiaries on the Issue Date.

     "Permitted Indebtedness" means (i) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness under a term or revolving credit facility or letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Subsidiaries under such letters of credit), pursuant to the Senior Credit Facilities or a New Credit Facility; provided, that the aggregate principal amount of all Indebtedness outstanding under all such facilities after giving effect to such incurrence does not exceed the greater of Euro25,000,000 or the Borrowing Base; (ii) the incurrence by the Issuer and its Subsidiaries of Existing Indebtedness; (iii) the incurrence by the Issuer of Indebtedness represented by the Notes issued on the Issue Date or any New Senior Notes issued in exchange for such Notes; (iv) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or Purchase Money Indebtedness, at any time outstanding in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred under this clause (iv), not to exceed Euro3,000,000; (v) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness, other than intercompany Indebtedness, that was permitted by the Indenture to be incurred pursuant to Section 4.9 or clauses (ii), (iii), (iv),
(v), (viii) or (xvi); (vi) the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness owing to and held by any Wholly Owned Restricted Subsidiary of the Issuer or owing to and held by the Issuer; provided that (a) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, and (b) (I) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer shall be deemed to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary that was not permitted by this clause (vi), and (II) any transfer of any interest in such Indebtedness to a Person other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer shall be deemed to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary that was not permitted by this clause (vi); (vii) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations incurred with respect to any Indebtedness or Obligation that is permitted by the terms of the Indenture to be outstanding; (viii) the incurrence by the Issuer or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount or accreted value, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred under this clause (viii), not to exceed Euro5,000,000;
(ix) the incurrence by the Issuer's Unrestricted Subsidiaries of Indebtedness that is Non-Recourse Debt to the Issuer and its Restricted Subsidiaries; provided, that upon the occurrence of any event that causes any such Indebtedness to cease to be Non-Recourse Debt to the Issuer and its Restricted Subsidiaries, such event shall be deemed to constitute an incurrence of such Indebtedness by a Restricted Subsidiary of the Issuer that was not permitted by this clause (ix); (x) the incurrence of Indebtedness of the Issuer and its Restricted Subsidiaries, including letters of credit, in respect of performance bonds, bankers' acceptances, letters of credit, performance, bid, surety or appeal bonds or similar bonds and completion guarantees provided by the Issuer and its Restricted Subsidiaries in the ordinary course of their business and consistent with past practices and which do not secure other Indebtedness; (xi) Indebtedness of the Issuer and its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in any case incurred in connection with the disposition of any business, assets or Subsidiary of the Issuer, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, in an aggregate principal amount not to exceed the gross proceeds actually received by the Issuer or any Restricted Subsidiary of the Issuer in connection with such disposition; (xii) Indebtedness of the Issuer or a Restricted Subsidiary owed to any Person, including obligations in respect of letters of credit for the benefit of such Person, in connection with worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to the Issuer or such Restricted Subsidiary, under reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business and consistent with past practices; (xiii) the Guarantee by the Issuer or any Restricted Subsidiary of Indebtedness of the Issuer or a Subsidiary of the Issuer that was permitted to be incurred by another provision of Section 4.9; (xiv) Indebtedness incurred in connection with a transaction permitted under Section 4.16; (xv) Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer convertible into Capital Stock of the Issuer issued to employees of the Issuer or such Restricted Subsidiary in an amount not to exceed Euro500,000 in the aggregate; and (xvi) Indebtedness of the Issuer in an aggregate amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred under this clause (xvi), not to exceed the amount of Capital Stock Sale Proceeds received since the Issue Date from the issuance and sale of Capital Stock, other than Disqualified Stock, of the Issuer; provided, that the amount of any such Capital Stock Sale Proceeds utilized to support the incurrence of Indebtedness pursuant to this clause (xvi) shall be excluded from any calculation pursuant to clause
(c)(ii) of the first paragraph or clause (g) of the second paragraph of Section 4.7.

     "Permitted Investments" means (i) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer that is engaged in a Permitted Business;
(ii) any Investment in cash or Cash Equivalents; (iii) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of or in connection with such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer and is engaged in a Permitted Business, or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer and is engaged in a Permitted Business;
(iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made in compliance with the covenant described above under Section 4.10 or from a sale that was made in compliance with Section 4.16;
(v) any acquisition or any portion of any acquisition of assets or property made solely in exchange for the issuance of Equity Interests, other than Disqualified Stock, of the Issuer; (vi) any Investment by the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer involving the contribution of assets to a Wholly Owned Restricted Subsidiary of the Issuer in exchange for the incurrence by such Wholly Owned Restricted Subsidiary of the Issuer of Indebtedness owed to the Issuer or any Wholly Owned Restricted Subsidiary of the Issuer; (vii) Investments in an Accounts Receivable Subsidiary made in connection with the formation of such Accounts Receivable Subsidiary; (viii) Investments in the form of intercompany Indebtedness permitted under clause (vi) of the definition of "Permitted Indebtedness"; (ix) Investments in existence on the Issue Date; and
(x) other Investments having an aggregate Fair Market Value, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made under this clause (x) that are at the time outstanding, not to exceed Euro15,000,000.

     "Permitted Liens" means (i) Liens on assets or property of the Issuer or any Restricted Subsidiary of the Issuer to secure Senior Debt of the Issuer or such Restricted Subsidiary of the Issuer incurred under clauses (i), (vii) and
(x) of the definition of

"Permitted Indebtedness"; (ii) Liens in favor of the Issuer or any Restricted Subsidiary of the Issuer; (iii) Liens on assets or property of a Person existing at the time such Person is merged into or consolidated with one of the Issuer or any Subsidiary of the Issuer; provided, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets or property other than those of the Person merged into or consolidated with the Issuer or any Subsidiary of the Issuer; (iv) Liens on assets or property existing at the time of acquisition thereof by the Issuer or any Subsidiary of the Issuer; provided, that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness represented by Capital Lease Obligations or Purchase Money Indebtedness permitted by clause (d) of the definition of Permitted Indebtedness; provided, that such Liens cover only assets or property acquired with such Indebtedness; (vii) Liens existing on the Issue Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with U.S. GAAP shall have been made therefor; (ix) Liens on assets or property of Unrestricted Subsidiaries that secure Indebtedness of Unrestricted Subsidiaries that is Non-Recourse Debt to the Issuer and its Restricted Subsidiaries; (x) Liens incurred by the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business of the Issuer or such Restricted Subsidiary of the Issuer with respect to obligations that do not exceed Euro2,500,000 at any one time outstanding that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit, other than trade credit in the ordinary course of business, and (b) do not in the aggregate materially detract from the value of the assets or property or materially impair the use of the assets or property in the operation of business by the Issuer or such Subsidiary; (xi) Liens in connection with worker's compensation obligations and general liability exposure of the Issuer or any Restricted Subsidiary of the

Issuer; (xii) Liens arising by reason of any judgment, decree or court order, to the extent not otherwise resulting in an Event of Default; (xiii) Liens arising by reason of easements, rights of way, zoning restrictions, leases or subleases to a third party and other similar charges or encumbrances in respect of real property, in each case not interfering in any material respect with the ordinary conduct the business of the Issuer or any of its Restricted Subsidiaries; (xiv) Liens imposed by law, including carriers', warehousemen's, materialmen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or any other provision required under U.S. GAAP shall have been made; and (xv) Liens arising by operation of law in favor of depositary banks and collecting banks, incurred in the ordinary course of business.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness, other than intercompany Indebtedness, of the Issuer or any of its Restricted Subsidiaries that was permitted by the Indenture to be incurred; provided that (i) the principal amount or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount or accreted value, if applicable, of, plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded plus the amount of reasonable expenses incurred in connection with the incurrence of such Permitted Refinancing Indebtedness, (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, and (iv) such Indebtedness is incurred only by Persons who are the obligors on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Secured Indebtedness" means any Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer permitted to be incurred or outstanding under this Indenture which is secured by a Permitted Lien.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes, however designated, which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Principals" means (i) Messrs. Stefan Rover, Boris Anderer, Michael Janen, Achim Schlumpberger, Angelo Maestrini and Michael Schumacher and the Management Investors; (ii) any Related Party of a Person referred to in clause (i); and
(iii) any Person or group of Persons which holds, directly or indirectly, Equity Interests in any Person so long as a majority of the Voting Stock in such Person is beneficially owned by the Persons referred to in clauses (i) and (ii).

     "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Purchase Money Indebtedness" means Indebtedness of the Issuer and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Qualified Equity Offering" means any private or public offering of Equity Interests, other than Disqualified Stock, of the Issuer; provided, that the net cash proceeds of such offering (i) are included as, or contributed to the Issuer as, common equity capital of the Issuer, and (ii) exceed Euro75,000,000, in the case of a public offering, or Euro50,000,000, in the case of a private offering.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and among the Issuer and the Initial Purchaser named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Note" means a Global Note in the form of Exhibit A
                                                                   ---------
hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of the Common Depositary and registered in the name of the Common Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Related Party" means, with respect to any Principal, (i) such Principal, any direct or indirect wholly owned Subsidiary of such Principal, and any officer, director or employee of such Principal or any wholly owned Subsidiary of such Principal; (ii) any member of the "immediate family" as such term is used in Rule 16a-1(e) under the Exchange Act of such Principal or the officers, directors and employees referred to in clause (i) above; or (iii) any trust, corporation or partnership 100%-in-interest of the beneficiaries, stockholders or partners of which consists of one or more of the persons described in clause (i) or (ii) above.

     "Relevant Taxing Jurisdiction" means the Federal Republic of Germany or any jurisdiction in which the Issuer or any successor thereto is organized or is otherwise resident for tax purposes or any political subdivision thereof or any authority having power to tax therein or any jurisdiction from or through which payment is made.

     "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Note" means one or more Definitive Notes that bear and are required to bear the Private Placement Legend.

     "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

     "Restricted Investment" means an Investment other than a Permitted Investment permitted pursuant to clause (h) of the second paragraph of Section 4.7.

     "Restricted Payment" means to (i) declare or pay any dividend or make any other payment or distribution on account of Equity Interests of the Issuer or a Subsidiary of the Issuer, including, without limitation, any such payment in connection with any merger or consolidation or to the direct or indirect holders of Equity Interests in their capacity as such, other than dividends, payments or distributions payable (a) in Equity Interests, other than Disqualified Stock, of the Issuer, or (b) to the Issuer, or (c) to a Restricted Subsidiary of the Issuer; (ii) purchase, redeem or otherwise acquire or retire for value, including, without limitation, in connection with any merger or consolidation, any Equity Interests of the Issuer or of any direct or indirect parent of the Issuer; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is by its terms subordinated to the Notes (other than the purchase, repurchase or other acquisition of such indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or acquisition), except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Senior Credit Facilities" means (i) the credit agreement dated as of July 27, 1999 between the Issuer and Deutsche Bank AG providing for up to DM 60,000,000 revolving credit borrowings, including an related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith; (ii) the credit agreement in effect on the Issue Date, by and between the Issuer, and Kreissparkasse Boblingen, providing for up to DM 5,500,000 revolving credit borrowings and other loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith; (iii) the credit agreement dated as of December 20, 1999, by and between the Issuer and Volksbank AG im Kreis Boblingen, providing for up to DM 5,000,000 revolving credit borrowings and other loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith; and (iv) the credit agreement in effect on the Issue Date between the Issuer and Dresdner Bank AG, providing for up to DM 5,000,000 revolving credit borrowings and other loans including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case of clauses (i), (ii),
(iii) and (iv) as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Senior Debt" means (i) all Indebtedness outstanding under the Senior Credit Facilities or any New Credit Facility and all Hedging Obligations with respect to such Indebtedness; (ii) any other Indebtedness permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is not superior, or is subordinated, in right of payment to the Notes; and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary, Senior Debt will not include (i) any Indebtedness or Obligation which is subordinate or junior in any respect (other than as a result of the Indebtedness being unsecured) to any other Indebtedness or obligation; (ii) any liability for taxes owed or owing; (iii) any Indebtedness of the Issuer to any of its Subsidiaries or other Affiliates or any Indebtedness of any of the Subsidiaries or other Affiliates of the Issuer to the Issuer; (iv) any account payable or other liability to trade creditors arising in the ordinary course of business; (v) any Indebtedness that is incurred in violation of this Indenture, or (vi) any Capital Stock.

     "Senior Notes" has the meaning assigned in the preamble of this Indenture.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act, as such Regulation is in effect on the Issue Date.

     "Stated Maturity" means, with respect to any payment of interest or principal on any Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, excluding any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the making of such payment.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person is at the time owned or controlled, directly or indirectly, by such Person and/or one or more of the other Subsidiaries of that Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (b) the only general partners of which are such Person and/or of one or more Subsidiaries of such Person.

     "TIA" means the United States Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided, however, that, in the event the United States Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendments, the United States Trust Indenture Act of 1939, as amended.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Note" means a permanent Global Note in the form of

Exhibit A attached hereto that bears the Global Note Legend and that has the
---------
"Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Common Depositary, representing a series of Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any direct or indirect Subsidiary of the Issuer that is designated as an Unrestricted Subsidiary of the Issuer in compliance with Section 4.15.

     "U.S. GAAP" means, at any date of determination, generally accepted accounting principles as in effect in the United States of America on such date of determination, consistently applied for all periods.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the management board or analogous body of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) and Capital Stock or other ownership interests owned by officers or agents of such Person solely in their capacity as such, shall at the time be owned by such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

        Section 1.2  Other Definitions.
                     -----------------

Term                                                            Defined in
                                                                  Section

Affiliate Transaction                                               4.11
Asset Sale Offer                                                     3.9
Authentication Order                                                 2.2
Change of Control Offer                                             4.14
Change of Control Payment Date                                      4.14
Covenant Defeasance                                                  8.3
Event of Default                                                     6.1
Excess Proceeds                                                     4.10
Exchange Offer                                                       2.6
Financier                                                           4.16
incur                                                                4.9
Judgment Currency                                                  10.16
Legal Defeasance                                                     8.2
Offer Amount                                                         3.9
Offer Period                                                         3.9
Paying Agent                                                         2.3

Payment Default                                                      6.1
Promissory Note                                                     4.16
Purchase Date                                                        3.9
Registrar                                                            2.3
Relevant Entity                                                      6.1
Required Filing Dates                                                4.3
Restricted Payments                                                  4.7
Tax Redemption Date                                                  3.7
Taxes                                                               4.23


        Section 1.3  Trust Indenture Act.
                     -------------------

     Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes;

     "indenture securityholder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor on the indenture securities" means the Issuer and any successor obligor on the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

        Section 1.4  Rules of Construction.
                     ---------------------

     Unless the context otherwise requires:

(1)  a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;

(3)  "or" is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5)  words implying any gender shall apply to every gender;

(6)  provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                  ARTICLE II

                                   THE NOTES

        Section 2.1  Form and Dating.
                     ---------------

(a)  General.  The Notes and the Trustee's certificate of authentication with
     -------
     respect thereto shall be substantially in the form of Exhibit A hereto. The
                                                           ---------
     Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. In addition, the Notes may have such letters, numbers or other marks of identification. The Notes shall be in denominations of Euro 1,000 and integral multiples thereof. The Notes shall not be issuable in bearer form.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)  Global Notes and Definitive Notes.  Notes issued in global form shall be
     ---------------------------------
     substantially in the form of Exhibit A attached hereto, including the
                                  ---------
     Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto. Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto, but without the
                                  ---------
     Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Common Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof. The Global Notes, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided, shall be deposited on behalf of the purchasers of the Notes represented thereby with the Common Depositary.

(c)  Euroclear and Clearstream Procedures Applicable.  The provisions of the
     -----------------------------------------------
     "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedelbank" and "Customer Handbook of Cedelbank" (or any replacements thereof) shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

        Section 2.2  Execution and Authentication.
                     ----------------------------

     Two Officers shall sign the Notes for the Issuer by manual or facsimile signature.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     Each Note shall be dated the date of its authentication. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Issuer signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to the
     --------------------
aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time under this Indenture may not exceed such amount except as provided in Section 2.7 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

        Section 2.3  Registrar and Paying Agent.
                     --------------------------

     The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or
                                                   ---------
agency where Notes may be presented for payment (the "Paying Agent").  The
                                                      ------------
Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Affiliates may act as Paying Agent or Registrar.

     The Issuer initially appoints the Trustee acting through its London Branch to act as the Registrar and Paying Agent.

     For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange require, the Issuer shall maintain a co-registrar and additional Paying Agent in Luxembourg. The Issuer initially appoints Kredietbank S.A. Luxembourgeoise to act as co-registrar and Paying Agent in Luxembourg.

        Section 2.4  Paying Agent To Hold Money in Trust.
                     -----------------------------------

     The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages or Additional Amounts, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or any of its Affiliates) shall have no further liability for the money. If the Issuer or any of its Affiliates acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

        Section 2.5  Holder Lists.
                     ------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA (S) 312(a).

        Section 2.6  Transfer and Exchange.
                     ---------------------

(a)  Transfer And Exchange.  A Global Note may not be transferred as a whole
     ---------------------
     except by the Common Depositary to a nominee of the Common Depositary, by a nominee of the Common Depositary to the Common Depositary or to another nominee of the Common Depositary, the Common Depositary or any such nominee to a successor Common Depositary or a nominee of such successor Common Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee notice from Euroclear and Clearstream that they are unwilling or unable to continue as clearing agencies for the Notes and the Issuer fails to appoint a successor clearing agency within 90 days, (ii) the Issuer delivers to the Trustee notice from the Common Depositary that it is unwilling or unable to continue to act as common depositary for Euroclear and Clearstream and a successor Common Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Common Depositary or (iii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as Euroclear and Clearstream shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a). However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

(b)  Transfer and Exchange of Beneficial Interests in the Global Notes.
     -----------------------------------------------------------------
     Beneficial interests in the Global Notes may be held only through Participants acting for and on behalf of Euroclear and Clearstream. The transfer and exchange of beneficial interests in the Global Notes shall be effected through Euroclear and Clearstream, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)  Transfer of Beneficial Interests in the Same Global Note.  Beneficial
     ---------------------------------------------------------
     interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes.
     -------------------------------------------------------------------------
     In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) written instructions given from Euroclear or Clearstream in accordance with the Applicable Procedures directing the Common Depositary to credit or cause to be credited to Euroclear's or Clearstream's account a beneficial interest in another Global Note in a principal amount equal to the beneficial interest to be transferred or exchanged, and (2) written instructions given in accordance with the Applicable Procedures containing information regarding the account of Euroclear or Clearstream to be credited with, and the account of Euroclear or Clearstream to be debited for, such beneficial interest, or (B) (1) a written order from Euroclear or Clearstream in accordance with the Applicable Procedures directing the Common Depositary and the Registrar to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged, (2) written instructions given in accordance with the Applicable Procedures containing information regarding the account of Euroclear or Clearstream to be debited for such beneficial interest, and (3) written instructions given by Euroclear and Clearstream, the Common Depositary and the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
     (1) above. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Notes pursuant to
      Section 2.6(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note.  A
      ------------------------------------------------------------------
      beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

      (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including
                                                     ---------
                the certifications in item (1) thereof;

      (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto,
                                                          ---------
                including the certifications in item (2) thereof; and

      (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including
                                                     ---------
                the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

      If any such transfer is effected pursuant to this Section 2.6(b)(iii) at a time when an 144A Global Note, Regulation S Global Note or IAI Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate such Global Note in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.6(b)(iii).

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note
     -------------------------------------------------------------------------
     for Beneficial Interests in the Unrestricted Global Note.  A beneficial
     --------------------------------------------------------
     interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:
     (A)  such exchange or transfer is effected pursuant to an Exchange Offer;

     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

     (D)  the Registrar receives the following:

     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the
                                               ---------
               certifications in item (1)(a) thereof, or

     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person
               who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the
                                     ---------
               certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

     If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)  Transfer or Exchange of Beneficial Interests For Definitive Notes.
     -----------------------------------------------------------------

(i)  Beneficial Interests in Restricted Global Notes to Restricted Definitive
     ------------------------------------------------------------------------
     Notes. If, following the occurrence of any of the events referred to in
     -----
     Section 2.6 (a)(i), (ii) or (iii), any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the documents required by Section 2.6(b)(ii) and the following documentation:

     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                       ---------
               (2)(a) thereof;

     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the
                                          ---------
               certifications in item (1) thereof;

     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in
                            ---------
               item (2) thereof;

     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto,
                                                      ---------
               including the certifications in item (3)(a) thereof;

     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto,
                                                      ---------
               including the
               certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

     (F) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b)
               ---------
               thereof; or

     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto,
                                                      ---------
               including the certifications in item (3)(c) thereof,

     the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
     Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as Euroclear or Clearstream shall instruct the Common Depositary. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive
     --------------------------------------------------------------------------
     Notes.  A holder of a beneficial interest in a Restricted Global Note may
     -----
     exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

     (A)  such exchange or transfer is effected pursuant to the Exchange Offer;

     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

     (D)  the Registrar receives the following:

     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto,
                                                             ---------
               including the certifications in item (1)(b) thereof; or

     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the
                                               ---------
               certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the

          Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted
      -----------------------------------------------------------------
      Definitive Notes.  If any holder of a beneficial interest in an
      ----------------
      Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Common Depositary and Euroclear or Clearstream. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest in an Unrestricted Global Note pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

(d)   Transfer and Exchange of Definitive Notes for Beneficial Interests in
      ---------------------------------------------------------------------
      Global Notes.
      ------------

(i)   Restricted Definitive Notes to Beneficial Interests in Restricted Global
      ------------------------------------------------------------------------
      Notes.  If any Holder of a Restricted Definitive Note proposes to exchange
      -----
      such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of (i) written instructions given in accordance with the Applicable Procedures containing information regarding the account of Euroclear or Clearstream to be credited with such beneficial interest and (ii) the following documentation:

     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of

               Exhibit C hereto, including the certifications in item (2)(b)
               ---------
               thereof;

     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto,
                                                      ---------
               including the certifications in item (1) thereof;

     (C) if such Restricted Definitive Note is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the
                                   ---------
               certifications in item (2) thereof;

     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto,
                                                             ---------
               including the certifications in item (3)(a) thereof;

     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications,
                        ---------
               certificates and Opinion of Counsel required by item (3) thereof, if applicable;

     (F) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in
                            ---------
               item (3)(b) thereof; or

     (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto,
                                                        ---------
               including the certifications in item (3)(c) thereof;

     the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
     (A) above, the appropriate Restricted Global Note, in the case of clause
     (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

     If any such transfer is effected pursuant to this Section 2.6(d)(i) at a time when a 144A Global Note, Regulation S Global Note or IAI Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate such Global Note in an aggregate principal amount equal to the aggregate principal amount of Notes transferred pursuant to this
     Section 2.6(d)(i).

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global
     --------------------------------------------------------------------------
     Notes.  A Holder of a Restricted Definitive Note may exchange such Note for
     -----
     a beneficial interest in an Unrestricted Global Note or transfer such Restricted

     Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

     (A)  such exchange or transfer is effected pursuant to the Exchange Offer;

     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

     (D)  the Registrar receives the following:

     (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto,
                                                             ---------
               including the certifications in item (1)(c) thereof; or

     (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto,
                                                           ---------
               including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note pursuant to the written instructions given to the Registrar in accordance with the Applicable Procedures containing information regarding the account of Euroclear or Clearstream to be credited with such beneficial interest.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted
      ---------------------------------------------------------------------
      Global Notes.  A Holder of an Unrestricted Definitive Note may exchange
      ------------
      such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes pursuant to the written instructions given to the Registrar in accordance with the Applicable Procedures containing information regarding the account of Euroclear or Clearstream to be credited with such beneficial interest.

      If any such exchange or transfer from a Definitive Note to a beneficial interest in a Global Note is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)   Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon
      --------------------------------------------------------------
      request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this

     Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(i)  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted
     ----------------------------------------------------------
     Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

     (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in
                           ---------
               item (1) thereof;

     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2)
               ---------
               thereof; and

     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B
                                                                    ---------
               hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes.  Any
     ------------------------------------------------------------
     Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive

     Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

     (A)  such exchange or transfer is effected pursuant to an Exchange Offer;

     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

     (D)  the Registrar receives the following:

     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto,
                                                           ---------
               including the certifications in item (1)(d) thereof; or

     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the
                                               ---------
               certifications in item (4) thereof,

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

          Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder
      --------------------------------------------------------------
      of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)   Exchange Offer.  Upon the occurrence of the exchange offer referred to in
      --------------
      the Registration Rights Agreement (as therein defined, the "Exchange
                                                                  --------
      Offer"), the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

(g)   Legends.  The following legends shall appear on the face of all Global
      -------
      Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)          Private Placement Legend.
             ------------------------

     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

               "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER
               (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR
               (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
               (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED

               LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN EURO250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

               AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS
               NOTE IN VIOLATION OF THE FOREGOING."

     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
               (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(ii) Global Note Legend.  Each Global Note shall bear a legend in substantially
     ------------------
     the following form:

               "THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
               (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR COMMON DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

               UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY SUCH PAYMENT IS MADE TO THE COMMON DEPOSITARY OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN."

(h)  Cancellation and/or Adjustment of Global Notes.  At such time as all
     ----------------------------------------------
     beneficial interests in a particular

      Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Common Depositary at the direction of the Trustee to reflect such increase.

(i)   General Provisions Relating to Transfers and Exchanges.
      ------------------------------------------------------

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuer's order.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, and 9.5 hereof).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest and Additional Amounts and Liquidated Damages, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.


(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix) The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer or exchange imposed under this Indenture or under applicable law with respect to any transfer or exchange of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Section 2.7.  Replacement Notes.
                      -----------------

     If any mutilated Note is surrendered to the Trustee, or if a Holder of a Note claims that its Note has been destroyed, lost or wrongfully taken and the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and may charge for its expenses (including the fees and expenses of the Trustee and reasonable attorney's fees and expenses) in replacing a Note.

     Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     If any mutilated, lost, stolen or destroyed Note has become or is about to become due and payable, the Issuer, in its sole discretion, may pay such Note instead of issuing a new Note.

     Section 2.8.  Outstanding Notes.
                      -----------------

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided, however, that Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.7(b) hereof.

     If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest and Liquidated Damages and Additional Amounts, if any, on it cease to accrue.

     If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, repurchase date or maturity date, money sufficient to pay all of the principal and interest and Liquidated Damages and Additional Amounts, if any, due on the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest and Liquidated Damages and Additional Amounts, if any.

     Section 2.9.  Treasury Notes.
                      --------------

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

     Section 2.10. Temporary Notes.
                      ---------------

     Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate, upon receipt of an Authentication Order, definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

     Section 2.11. Cancellation.
                      ------------

     The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of the canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Issuer may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

     Section 2.12.  Defaulted Interest.
                       ------------------

     If the Issuer defaults in a payment of interest or Additional Amounts or Liquidated Damages, if any, on the Notes, the Issuer shall pay the defaulted interest and Additional Amounts and Liquidated Damages, if any, in any lawful manner plus, to the extent lawful, any additional interest payable pursuant to
Section 4.1, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest and Additional Amounts and Liquidated Damages, if any, proposed to be paid on each Note, the special record date and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 3 days prior to the related payment date for such defaulted interest or Additional Amounts or Liquidated Damages, if any. At least 7 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall give or cause to be given to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid in accordance with Section 10.2.

     Section 2.13.  Record Date.
                       ------------

     The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA (S) 316 (c).

     Section 2.14.  Computation of Interest.
                       -----------------------

     Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Section 2.15.  CUSIP and ISIN Numbers.
                       ----------------------

     The Issuer in issuing the Notes may use "CUSIP" and/or "ISIN" numbers, and if the Issuer does so, the Trustee and the Common Depositary shall use the CUSIP and/or ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided that (i) any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and (ii) any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee and the Common Depositary of any change in the CUSIP or ISIN numbers.


                                  ARTICLE III

                           REDEMPTION AND PREPAYMENT

        Section 3.1.  Notices to Trustee.
                      ------------------

     If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, the Issuer shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

        Section 3.2.  Selection of Notes To Be Redeemed.
                      ---------------------------------

     If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate, subject to the applicable procedures of any clearing organization; provided that no Notes of Euro1,000 or less shall be redeemed in part. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of Euro1,000 or whole multiples of Euro1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of Euro1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

        Section 3.3.  Notice of Redemption.
                      --------------------

     Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer shall provide a notice of redemption to each Holder whose Notes are to be redeemed in accordance with
Section 10.2.

     The notice shall identify the Notes (including CUSIP and/or ISIN numbers) to be redeemed and shall state:

(a)  the redemption date;

(b)  the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the Holder thereof upon cancellation of the original Note;

(d)  the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Issuer defaults in making such redemption payment, interest and Additional Amounts and Liquidated Damages, if any, on Notes called for redemption cease to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

     At the Issuer' request, the Trustee shall give the notice of redemption in the Issuer' names and at their expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph and the date on which the Issuer wish the Trustee to mail such notice.

        Section 3.4.  Effect of Notice of Redemption.
                      ------------------------------

     Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

        Section 3.5.  Deposit of Redemption Price.
                      ---------------------------

     One Business Day prior to the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the applicable redemption price of and accrued and unpaid interest and Additional Amounts and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the applicable redemption price of and accrued and unpaid interest and Liquidated Damages and/or Additional Amounts, if any, on all Notes to be redeemed.

     If the Issuer comply with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Amounts and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Amounts and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest, Additional Amounts and Liquidated Damages shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, and Additional Amounts and Liquidated Damages, if any, in respect thereof, in each case at the rate provided in the Notes and in Section
4.1 hereof.

        Section 3.6.  Notes Redeemed in Part.
                      ----------------------

     Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the Issuer's written request, the Trustee shall authenticate for the Holder at the expense of the Issuer, a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

        Section 3.7.  Optional Redemption.
                      -------------------

(a) Except as set forth in clauses (b) and (c) of this Section 3.7, the Issuer shall not have the option to redeem the Notes pursuant to this Section 3.7 prior to March 31, 2005. Thereafter, the Notes will be redeemable at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages and/or Additional Amounts, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 31 of the years indicated below:

             Year  Percentage
             ----------------
             2005                            105.750%
             2006                            103.833%
             2007                            101.917%
             2008 and thereafter             100.000%

(b) Notwithstanding the foregoing, on any one or more occasions prior to March 31, 2003, the Issuer may (but will not have the obligation to), on any one or more occasions upon not less than 30 nor more than 60 days' notice, redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price in cash equal to 111.50% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages and/or Additional Amounts, if any, on such Notes to the redemption date with the net cash proceeds of one or more Qualified Equity Offerings; provided that at least 65% of the aggregate principal amount of the Notes originally issued (excluding Notes held by the Issuer, its Affiliates and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Qualified Equity Offerings.

(c) If the Issuer determines that, as a result of (i) any change in, or amendment to, the laws or treaties or any regulations or rulings promulgated under the laws or treaties of any Relevant Taxing Jurisdiction affecting taxation, which change in, or amendment to, such laws, treaties, regulations or rulings becomes effective on or after the Issue Date, or
     (ii) any change in or new or different position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings, including a holding, judgment or order by a court of competent jurisdiction, which change, amendment, application or interpretation becomes effective on or after the Issue Date, the Issuer is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and the Issuer determines that such payment obligation cannot be avoided by the Issuer taking reasonable measures, the Notes may be redeemed, at the option of the Issuer, in whole but not in part, at any time upon not less than 30 nor more than 60 days' notice, which notice shall be irrevocable, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest to the date fixed by the Issuer for redemption (the "Tax Redemption Date") and all Liquidated Damages and/or Additional
      -------------------
     Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Notes were then due. Prior to the giving of any notice of redemption of the Notes pursuant to the foregoing, the Issuer shall deliver to the Trustee an Officers' Certificate stating that the Issuer is entitled to effect such redemption and an opinion of an independent tax counsel of recognized international standing to the effect that the circumstances referred to above exist. The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

(d) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

        Section 3.8.  Mandatory Redemption.
                      --------------------

     The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         Section 3.9.  Offer To Purchase By Application of Excess Proceeds.
                       ---------------------------------------------------

     In the event that, pursuant to Section 4.10 hereof, the Issuer shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale
                                                                    ----------
Offer"), they shall follow the procedures specified below.
-----

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five
                                           ------------
Business Days after the termination of the Offer Period (the "Purchase Date"),
                                                              -------------
the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer
                                      ------------
Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Amounts and Liquidated Damages, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(a)  that the Asset Sale Offer is being made pursuant to this Section 3.9 and
     Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

(b)  the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest and Additional Amounts and/or Liquidated Damages, if any;

(d) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest and Additional Amounts and/or Liquidated Damages, if any, after the Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have Notes in denominations of Euro1,000, or integral multiples thereof, purchased;

(f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Issuer, the Common Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g) that Holders shall be entitled to withdraw their election if the Issuer, the Common Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of Euro1,000, or integral multiples thereof, shall be purchased) among the Holders of Notes, based upon the aggregate outstanding principal amount of the Notes; and

(i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.9. The Issuer, the Common Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.9, any purchase pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof. Upon the completion of an Asset Sale Offer in accordance with this Section 3.9, the amount of Excess Proceeds (as defined in Section 4.10) shall be reset at zero.

                                  ARTICLE IV

                                   COVENANTS

        Section 4.1.  Payment of Notes.
                      ----------------

     The Issuer shall pay or cause to be paid the principal of, premium and Additional Amounts, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium and Additional Amounts, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or an Affiliate thereof, holds as of 10:00 a.m. London time on the due date, money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium and Additional Amounts, if any, and interest then due. The Issuer shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

     The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts and Liquidated Damages, if any (without regard to any applicable grace period), to the extent lawful, at the rate specified in paragraph 1 of the Notes.

        Section 4.2.  Maintenance of Office or Agency.
                      -------------------------------

     The Issuer shall maintain in the City of London and, for so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer shall give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of their obligation to maintain an office or agency in the City of London and, for so long as the Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuer hereby initially designates (i) the Corporate Trust Office of the Trustee as such office or agency of the Issuer in the City of London and
(ii) Kredietbank S.A. Luxembourgeoise, 43 Boulevard Royal, L-2955 Luxembourg as such office or agency of the Issuer in Luxembourg, in accordance with Section 2.3.

        Section 4.3.  Reports.
                      -------

     Whether or not required by the rules and regulations of the Commission, and whether or not the Issuer is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision, the Issuer shall prepare (a) quarterly reports on Form 6-K, or any other applicable form, and annual reports on Form 20-F, or any other applicable form, that include (I) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 20-F, respectively, if the Issuer were required to file such Forms, (II) a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries, showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of any Unrestricted Subsidiaries of the Issuer, and (III) with respect to the annual information only, a report thereon by the Issuer's certified independent accountants; and (b) current reports on Form 6-K, or any other applicable form, containing all of the information that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

     Whether or not required by the rules and regulations of the Commission, and whether or not the Issuer is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision, the Issuer shall (a) upon effectiveness of the Exchange Offer, file with the Commission (if permitted by Commission practice and applicable law and regulations) such annual, quarterly and current reports on or prior to the respective dates (the "Required Filing Dates") by which the
                                          ---------------------
Issuer would have been required so to file such documents if the Issuer were so required, and (b) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the Commission) transmit or cause to be transmitted by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders, and file with the Trustee, copies of such annual, quarterly and current reports and other documents. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     At all times that the Issuer does not file such annual, quarterly and current reports and other documents with the Commission, or if such annual, quarterly and current reports and other documents do not contain all of the information required to be delivered under Rule 144A(d)(4), the Issuer shall make available to any Holder of Notes, to securities analysts and to prospective purchasers of the Notes, the information required by Rule 144A(d)(4) under the Securities Act.

     For so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, reports filed with the Commission or required to be provided to the Holders of the Notes pursuant to the Indenture may be obtained at the office of the Paying Agent in Luxembourg.

     The Issuer shall at all times comply with TIA (S) 314(a).

        Section 4.4.  Compliance Certificate.
                      ----------------------

(a) The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Persons with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Person signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer has taken or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Additional Amounts or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer has taken or propose to take with respect thereto. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the Issuer's independent public accountants (who shall be a firm of established international reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuer has violated any provisions of Article 4 (other than Sections 4.2, 4.3, 4.4 and 4.6, as to which no belief need be expressed) or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. In the event that such written statement of the Issuer's independent public accountants cannot be obtained, the Issuer shall deliver an Officers' Certificate certifying that it has used its best efforts to obtain such statements but was unable to do so.

(c) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith (and in any event within five days) upon any Officer or member of the Board becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuer has taken or propose to take with respect thereto.

        Section 4.5.  Taxes.
                      -----

     The Issuer will, and will cause its Restricted Subsidiaries to, pay and discharge when due and payable all taxes, levies, imposts, duties or other governmental charges imposed on it or on its income or profits or on any of its properties except such taxes, levies, imposts, duties or other governmental charges which are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP.

        Section 4.6.  Stay, Extension and Usury Laws.
                      ------------------------------

     The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

        Section 4.7.  Restricted Payments.
                      -------------------

     The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make or pay any Restricted Payment, unless at the time of and after giving effect to such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment; and

(b) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four quarter period, have been permitted to incur at least Euro1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof; and

(c) the aggregate amount of all such Restricted Payments made after the Issue Date (including such proposed Restricted Payment but excluding Restricted Payments permitted by clauses (ii), (iii), (v), (vii) and (viii) of the next succeeding paragraph), is less than the sum, without duplication, of

     (i) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) of the Issuer accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the first fiscal quarter commencing after the Issue Date and ending on the last day of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus (ii) 100% of the aggregate Capital Stock Sale Proceeds or other net cash proceeds (A) received since the Issue Date from the issue or sale of Capital Stock (other than Disqualified Stock) of the Issuer other than to
     (x) a Subsidiary of the Issuer, (y) an employee stock ownership plan or similar trust of the Issuer, or (z) management employees of the Issuer or any Subsidiary of the Issuer (other than under bona fide employee stock option plans of the Issuer), or (B) received from the issue or sale of Disqualified Stock or debt securities of the Issuer other than to (x) a Subsidiary of the Issuer, (y) an employee stock ownership plan or similar trust of the Issuer, or (z) employees of the Issuer or any Subsidiary of the Issuer (other than under bona fide employee stock option plans of the Issuer); provided that such Disqualified Stock or debt securities have been converted after the Issue Date into Capital Stock (other than Disqualified Stock) of the Issuer and in the case of either clause (A) or (B), excluding any net cash proceeds from a Qualified Equity Offering to the extent used to redeem the Notes pursuant to Section 3.7(b) and excluding any amounts utilized for any redemption, repurchase, retirement, defeasance or other acquisition referred to in clause (b) of the next paragraph, plus (iii) to the extent that any Restricted Investment that was made after the Issue Date is disposed of or otherwise liquidated or repaid for cash, 100% of the lesser of (A) the net after-tax cash return of capital with respect to such Restricted Investment and (B) the initial book value of such Restricted Investment, plus (iv) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Issue Date, 100% of the lesser of (A) the Fair Market Value of the Issuer's Investment in such Subsidiary as of the date of such redesignation or (B) the Fair Market Value of the Issuer's Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     The foregoing provisions will not prohibit:

(a) the payment of any dividend within 60 days after the date of its declaration, if at such date of declaration such payment would have complied with the provisions of the Indenture;

(b) so long as no Default or Event of Default shall have occurred and be continuing immediately after such transaction, the redemption, repurchase, retirement, defeasance or other acquisition of (i) any Indebtedness that is by its terms subordinated to the Notes or (ii) any Equity Interests of the Issuer, in each case from the Capital Stock Sale Proceeds from the substantially concurrent sale of Capital Stock, other than Disqualified Stock, of the Issuer other than to (A) a Subsidiary of the Issuer, (B) an employee stock ownership plan or similar trust of the Issuer, or (C) management employees of the Issuer or any Subsidiary of the Issuer (other than under bona fide employee stock option plans of the Issuer); provided, that the amount of any such Capital Stock Sale Proceeds so utilized shall be excluded from clause (c)(ii) of the preceding paragraph;

(c) so long as no Default or Event of Default shall have occurred and be continuing immediately after such transaction, the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness that is by its terms subordinated to the Notes with the net cash proceeds from an Incurrence of Permitted Refinancing Indebtedness that is by its terms subordinated to the Notes;

(d) so long as no Default or Event of Default shall have occurred and be continuing immediately after such transaction, the redemption, repurchase, retirement or other acquisition of any Indebtedness or Preferred Stock following a Change of Control under (i) provisions of such Indebtedness or Preferred Stock substantially similar to the provision of Section 4.14 hereof; provided that the Issuer shall previously have complied with the provisions of such Section 4.14 (including making any applicable Change of Control Payment), or (ii) Section 4.14 hereof;

(e) the payment of any dividend by a Subsidiary of the Issuer to the holders of such Subsidiary's common equity Capital Stock in their capacity as such on a pro rata basis;

(f) so long as no Default or Event of Default shall have occurred and be continuing immediately after such transaction, (i) the repurchase, redemption or other acquisition or retirement for value by the Issuer, or the distribution by the Issuer to any third party of funding to permit the repurchase, redemption or other acquisition or retirement for value, of any Equity Interests of the Issuer or any Subsidiary of the Issuer held by any employee or former employee of the Issuer or any of the Issuer's Subsidiaries under any equity subscription agreement, stock option agreement or other similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of (A) Euro500,000 in any twelve-month period or Euro2,500,000 in the aggregate, plus (B) the net cash proceeds of any "key man" life insurance policy received by the Issuer with respect to the owner of any such employee Equity Interests so acquired, plus (C) the net cash proceeds paid to the Issuer in connection with the issuance or exercise of any such employee Equity Interests so acquired, minus (D) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; and (ii) the making of loans or advances to employees of the Issuer or any of the Issuer's Subsidiaries in the ordinary course of business, but in any event not to exceed Euro1,000,000 in the aggregate outstanding at any one time;

(g) so long as no Default or Event of Default shall have occurred and be continuing immediately after such transaction, Investments in joint ventures or other arrangements, including without limitation Investments in partnerships, limited liability companies, corporations or other entities, in each case engaged in a Permitted Business, in an aggregate amount, measured as of the initial date such Investments are made, at any time not to exceed fifty percent (50%) of the aggregate Capital Stock Sale

     Proceeds received since the Issue Date; provided, that the amount of any such Capital Stock Sale Proceeds so utilized shall be excluded from any calculation pursuant to clause (c)(ii) of the preceding paragraph or clause
     (xvi) of the definition of "Permitted Indebtedness"; and

(h) so long as no Default or Event of Default shall have occurred and be continuing immediately after such transaction, any Permitted Investment.

     The amount of any non-cash Restricted Payment shall be the Fair Market Value on the date of the Restricted Payment of any asset or property proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, in connection with the Restricted Payment, as set forth in an Officers' Certificate delivered to the Trustee as provided below.

     Immediately following the date of making any determination of Fair Market Value required under this Section 4.7, and prior to the date of making any Restricted Payment on the basis of such determination, the Issuer shall deliver to the Trustee an Officers' Certificate (i) stating that such Restricted Payment, if any, is permitted under this Indenture, (ii) setting forth the basis upon which any calculations or determinations required by this Section 4.7 were made, and (iii) including a copy of any required resolution of the Board and/or any opinion or appraisal issued by an accounting, appraisal or investment banking firm.

                                                                             87
       Section 4.8.  Dividend and Other Payment Restrictions Affecting
                      -------------------------------------------------
Subsidiaries.
------------

     The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Issuer or any Restricted Subsidiary of the Issuer on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; (ii) pay any Indebtedness owed to the Issuer or any Restricted Subsidiary of the Issuer; (iii) make loans or advances to the Issuer or any Restricted Subsidiary of the Issuer; or (iv) transfer any properties or assets to the Issuer or any Restricted Subsidiary of the Issuer. However, the foregoing restrictions shall not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of Existing Indebtedness; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Existing Indebtedness as in effect on the Issue Date; (b) the Senior Credit Facilities or any New Credit Facility permitted under the Indenture, if (I) either (x) the encumbrance or restriction applies only in the event of and during the continuance of any event of default, payment default or default with respect to a financial covenant contained in such Indebtedness or agreement, or (y) the Issuer determines at the time any such Indebtedness is incurred, and, if applicable, at the time of any modification of the terms of any such encumbrance or restriction, that any such encumbrance or restriction will not materially affect the Issuer's ability to make principal or interest payments on the Notes, and (II) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings or agreements as determined by the Issuer in good faith;
(c) this Indenture and the Notes; (d) applicable law; (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition, except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred; (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (g) Purchase Money Indebtedness that imposes restrictions of the nature described in clause (e) above on the property so acquired; (h) any agreement for the sale of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale; (i) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced; (j) secured Indebtedness otherwise permitted to be incurred under the provisions of this Indenture that limits the right of the debtor to dispose of the assets securing such Indebtedness; (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; (l) protective Liens filed in connection with sale and leaseback transactions pursuant to Section 4.17; (m) Purchase Money Indebtedness or other Indebtedness or contractual obligations incurred in transactions permitted under the provisions of Section 4.16; and (n) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

      Section 4.9.  Incurrence of Indebtedness and Issuance of Preferred Equity.
                    -----------------------------------------------------------

     The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to, any Indebtedness (including Acquired Debt) other than
------
Permitted Indebtedness and shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, that, to the extent otherwise permitted by this Indenture, the Issuer may incur Indebtedness (including Acquired Debt) other than Permitted Indebtedness, or issue shares of Disqualified Stock if (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such action, and (ii) the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such action is taken would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds of such action), as if such action had been taken at the beginning of such four-quarter period.

     Notwithstanding the first paragraph of this Section 4.9, the Issuer shall not incur (i) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any other Indebtedness, unless such Indebtedness is expressly subordinated in right of payment to the Notes, or (ii) any secured Indebtedness, other than Permitted Secured Indebtedness, unless contemporaneously with any such incurrence effective provision is made to secure the Notes equally and ratably with such secured Indebtedness for so long as such secured Indebtedness is secured by a Lien.

     Neither the Issuer nor any Restricted Subsidiary will incur any Indebtedness if the proceeds of any such Indebtedness are used, directly or indirectly, to refinance any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the

Notes unless such Indebtedness is subordinated to the Notes to at least the same extent as such Indebtedness so refinanced.

     Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall be included in the Fixed Charges of the Issuer as accrued, but will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.9.

     In the event that an item of Indebtedness is permitted to be included under more than one of the clauses of the definition of "Permitted Indebtedness" or is permitted to be incurred other than as Permitted Indebtedness under this Section 4.9, the Issuer shall, in its discretion, classify and reclassify such item of Indebtedness in any manner that complies with the requirements of this Section 4.9.

        Section 4.10.  Asset Sales.
                       -----------

     The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of as evidenced by a resolution of the Board set forth in an Officers' Certificate delivered to the Trustee and
(ii) at least 85% of the consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale is in the form of cash or Cash Equivalents; provided, that the amount of (x) any liabilities shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet (other than contingent liabilities and liabilities that are expressly subordinated in right of payment to the Notes) that are assumed by an unaffiliated third party in connection with such Asset Sale under assumption, novation or other similar agreements that release the Issuer or such Restricted Subsidiary from any and all further liability on such liabilities and (y) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from an unaffiliated third party in connection with such Asset Sale that are contemporaneously (subject to ordinary settlement periods not exceeding 10 business days) converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents, shall, to the extent of such liabilities so assumed or such cash or Cash Equivalents so received, be deemed to be cash or Cash Equivalents for purposes of this Section 4.10.

     Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer shall, at its option, apply such Net Proceeds to (i) repay Senior Debt; (ii) repay any Indebtedness, other than Indebtedness that is by its terms subordinated to the Notes and, in the case of any revolving Indebtedness, correspondingly permanently reduce revolving borrowing commitments with respect thereto; (iii) the acquisition of a majority of the assets or Voting Stock of, a Permitted Business; (iv) the making of capital expenditures; or (v) the acquisition of other assets that are used or useful in a Permitted Business. Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds." On the earliest to occur of (i) the 271st day
            ---------------
following an Asset Sale, or (ii) such earlier date, if any, that the Board determines not to apply the Net Proceeds relating to such Asset Sale as set forth in the first sentence of this paragraph, such aggregate Excess Proceeds which have not been so applied on or before such date shall be applied to make an Asset Sale Offer on a pro rata basis to (A) all Holders of the Notes, and (B) all holders of other Indebtedness of the Issuer or any Restricted Subsidiary that is not by its terms expressly subordinated in right of payment to the Notes to whom an Asset Sale Offer or similar offer is required to be made under the terms of the instruments governing such other Indebtedness.

     Notwithstanding the foregoing, the Issuer may defer the Asset Sale Offer until aggregate Excess Proceeds exceed Euro5,000,000. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other Indebtedness to be purchased in compliance with the requirements of the principal securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, subject to the applicable procedures of any clearing organization, among the Holders of Notes and, if applicable, such other Indebtedness based upon the aggregate outstanding principal amount or accreted value of the Notes and such other Indebtedness. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

        Section 4.11.  Transactions With Affiliates.
                       ----------------------------

     The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
                                              ---------------------
(i) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and (ii) the Issuer delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of Euro1,000,000, a resolution of the Board set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board, and
(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of Euro2,500,000, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of international standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Issuer or such Restricted Subsidiary, (ii) transactions between or among the Issuer and/or its Restricted Subsidiaries, (iii) payment of reasonable Board or supervisory board member fees to Persons who are not otherwise Affiliates of the Issuer and payments in respect of indemnification obligations owing to members of the Board or the supervisory board, officers or other individuals under the organic documents of the Issuer or under written agreements with any such Person, (iv) Restricted Payments that are permitted by Section 4.7, (v) transactions pursuant to agreements entered into or in effect prior to the Issue Date and disclosed under the captions "Certain Transactions and Relationships" of the Offering Memorandum, including modifications or amendments to such agreements entered into after the Issue Date; provided, that the terms of any such agreement as so modified or amended are not, in the aggregate, less favorable to the Issuer or such Restricted Subsidiary than the terms of such agreement prior to such modification or amendment, and (vi) transactions effected in compliance with Section 4.16.

        Section 4.12.  Liens.
                       -----

     The Issuer shall not, and shall not permit any Subsidiary of the Issuer to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness or trade payables on any asset whether owned on the Issue Date or acquired after such date, or any income or profits from any such asset, or assign or convey any right to receive income from any such asset, except Permitted Liens.

        Section 4.13.  Corporate Existence.
                       -------------------

     Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and the corporate or other existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Issuer or such Subsidiary and (ii) the organizational documents and statutory rights, licenses and franchises of the Issuer and its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate existence of any of such Subsidiaries, if the Board shall determine that (a) the preservation thereof is no longer desirable for the conduct of the Permitted Business of the Issuer and its Subsidiaries, taken as a whole, and (b) the loss of any such right, license, franchise or corporate existence is not adverse in any material respect to the Holders of the Notes.

        Section 4.14.  Repurchase Upon Change of Control.
                       ---------------------------------

(a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to Euro1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase
                                        -----------------------
     price in cash equal to the Change of Control Payment. Within 30 days following any Change of Control, the Issuer shall give notice to the Holders in accordance with Section 10.2 describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is given (the "Change of Control Payment Date"), pursuant to the procedures
                    ------------------------------
     required by this Indenture and described in such notice. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations, including the laws and regulations of any non-U.S. jurisdiction in which a Change of Control Offer is made, and with the requirements of any securities exchange on which the Notes are then listed, in each case to the extent such laws, regulations and requirements are applicable in connection with a Change of Control Offer and a repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Change of Control Offer, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Change of Control Offer described in this Indenture by virtue thereof.

     On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit (prior to 10:00 a.m. London time) with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers' Certificate stating the aggregate principal amount of

Notes or portions thereof being repurchased by the Issuer. The Paying Agent will promptly deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver to each Holder a new Note equal in principal amount to any unpurchased portion of any Note surrendered, if any; provided, that each such new Note will be in a principal amount of Euro1,000 or an integral multiple thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(a) Notwithstanding anything to the contrary in this Section 4.14, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party (i) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to such Change of Control Offer otherwise required to be made by the Issuer, and (ii) purchases all Notes validly tendered and not withdrawn under such Change of Control Offer by making the applicable Change of Control Payment.

                                                                              97
        Section 4.15   Designation of Unrestricted Subsidiaries.
                       ----------------------------------------

     The Issuer may designate any Subsidiary of the Issuer as an Unrestricted Subsidiary under this Indenture only if (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; (b) the Subsidiary of the Issuer so designated has property or assets with a Fair Market Value in an amount not exceeding Euro1,000 or the Issuer would be permitted under this Indenture to make an Investment at the time of and assuming the effectiveness of such designation in an amount equal to the sum of (I) the aggregate Fair Market Value of Investments represented by Capital Stock and other Equity Interests of such Subsidiary owned by the Issuer and its Restricted Subsidiaries of the Issuer on such date, and (II) the aggregate Fair Market Value of other Investments of the Issuer and its Restricted Subsidiaries of the Issuer in such Subsidiary on such date; (c) the Issuer would be permitted to incur Euro1.00 of additional Indebtedness, other than Permitted Indebtedness, under the Fixed Charge Coverage Ratio test in the first paragraph of Section 4.8 at the time of and assuming the effectiveness of such designation; and (d) the Subsidiary of the Issuer so designated as an Unrestricted Subsidiary (I) does not own any Equity Interests of the Issuer or a Restricted Subsidiary of the Issuer, (II) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer, (III) has at least one member of its management board or analogous body that is neither a member of the Board or the supervisory board of the Issuer nor an executive officer of the Issuer or any Restricted Subsidiary of the Issuer and has at least one executive officer that is neither a member of the Board or the supervisory board of the Issuer nor an executive officer of the Issuer or any Restricted Subsidiary of the Issuer, and (IV) is not directly or indirectly liable for any Indebtedness in aggregate principal amount exceeding Euro1,000,000, unless the creditors with respect to such Indebtedness have agreed in writing that they have no recourse, direct or indirect, against the Issuer or any Restricted Subsidiary of the Issuer in respect of any Obligations relating to such Indebtedness.

     The Issuer shall not, and shall not suffer or permit any Restricted Subsidiary to, at any time (a) provide direct or indirect credit support for or a Guarantee of any Indebtedness of any Unrestricted Subsidiary, including of any undertaking, agreement or instrument evidencing any Indebtedness; (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; (c) have any direct or indirect obligation (I) to subscribe for additional Equity Interests, or otherwise contribute to the capital, of any Unrestricted Subsidiary, or (II) to maintain or preserve in any manner any Unrestricted Subsidiary's financial condition, solvency or financial position, or (III) to cause any Unrestricted Subsidiary to achieve any specified levels of operating results or capital; or (d) be directly or indirectly liable for any Indebtedness which permits the holder, upon notice, lapse of time or both, to declare a default on such Indebtedness, or cause the payment of such Indebtedness to be accelerated or payable prior to its final Stated Maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, including any right to take enforcement action against such Unrestricted Subsidiary.

     On the date of any such designation, the Issuer shall be deemed to have made an Investment constituting a Restricted Payment under Section 4.7 in an amount equal to the greater of Euro1,000 or the sum referred to in clause (b) of the first paragraph of this Section 4.15 for all purposes. The Fair Market Value of any such Investment shall be determined and documented as provided for in respect of valuation of non-cash Restricted Payments under Section 4.7.

     The Issuer may revoke any designation of a Subsidiary as an Unrestricted Subsidiary if (a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such revocation; and (b) all Liens, Indebtedness and other Obligations of such Unrestricted Subsidiary outstanding immediately following such revocation would, if incurred at such time, be permitted to be incurred by a Restricted Subsidiary of the Issuer for all purposes under this Indenture. Upon any such revocation such

Subsidiary shall constitute a Restricted Subsidiary for all purposes under this Indenture.

     Any designation or revocation by the Board shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board giving effect to such designation or revocation and an Officers' Certificate certifying that such designation or revocation (a) complied with the foregoing conditions; (b) was permitted under Section 4.7; and (c) was permitted by the other terms and provisions of this Indenture.

     If, at any time, any Unrestricted Subsidiary would fail to meet the requirements as an Unrestricted Subsidiary set forth in clause (d) of the first paragraph of this Section 4.15 and in the second paragraph of this Section 4.15, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date, and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.9, the Issuer shall be in default of Section 4.9.

        Section 4.16  Sales of Accounts Receivable.
                      ----------------------------

     The Issuer or any of its Restricted Subsidiaries may sell from time to time accounts and notes receivable and related assets to an Accounts Receivable Subsidiary; provided that (i) the aggregate consideration received in each such sale is at least equal to the aggregate Fair Market Value of the receivables sold; (ii) no less than 85% of the consideration received in each such sale consists of either (A) cash or a promissory note (a "Promissory Note") which is
                                                     ---------------
not subordinated to any Indebtedness or Obligation other than any Indebtedness or Obligation owing to a financing entity (the "Financier") providing the
                                                ---------
financing for the Accounts Receivable Subsidiary with respect to such receivables and related assets, or (B) an Equity Interest in such Accounts Receivable Subsidiary; (iii) the initial sale of receivables and related assets includes all of the receivables and related assets of the Issuer and its Restricted Subsidiaries that are party to such arrangements that constitute eligible assets under such arrangements; (iv) the cash proceeds received from the initial sale less reasonable and customary transaction costs will be deemed to be Net Proceeds and will be applied to finance an Asset Sale Offer in accordance with Section 4.10; and (v) the Issuer and its Restricted Subsidiaries will sell all receivables and related assets that constitute eligible receivables under such arrangements to the Accounts Receivable Subsidiary no less frequently than on a weekly basis.

     The Issuer (i) will not permit any Accounts Receivable Subsidiary to sell any receivables and related assets purchased from the Issuer or any of its Restricted Subsidiaries to any other Person, except on an arm's-length basis and solely for consideration in the form of cash or Cash Equivalents, (ii) will not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase, financing and sale of receivables and related assets of the Issuer and its Restricted Subsidiaries and activities directly incidental thereto, (iii) will not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with U.S. GAAP, (iv) will, at least as frequently as monthly, cause the Accounts Receivable Subsidiary to remit to the Issuer as payment on the outstanding balance of the Promissory Notes, all available cash or Cash Equivalents not held in a collection account pledged to a Financier, to the extent not applied to pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements, and (v) will not, and will not permit any of its Subsidiaries to, sell accounts receivable to any Accounts Receivable Subsidiary upon the occurrence of the events set forth in Sections 6.1(g) or 6.1(h) with respect to such Accounts Receivable Subsidiary.

        Section 4.17  Sale And Leaseback Transactions.
                      -------------------------------

     The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, that the Issuer or a Restricted Subsidiary of the Issuer may enter into a sale and leaseback transaction if (i) the Issuer or such Restricted Subsidiary could have
(a) incurred Indebtedness (other than Permitted Indebtedness) in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.12, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Issuer or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10.

     Notwithstanding the first paragraph of this Section 4.17, sale and leaseback transactions that are otherwise permitted under this Indenture will be permitted at any time between (i) the Issuer and a Wholly Owned Restricted Subsidiary of the Issuer, or (ii) Wholly Owned Restricted Subsidiaries of the Issuer.

        Section 4.18  Restriction On Preferred Stock of Subsidiaries.
                      ----------------------------------------------

     The Issuer shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock, or permit any Person to own or hold an interest in any Preferred Stock of any such Restricted Subsidiary, except for Preferred Stock issued to and held by the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer.

        Section 4.19  Limitation on Equity Interests in Restricted Subsidiaries.
                      ---------------------------------------------------------

     The Issuer will not, and will not permit any Restricted Subsidiary of the Issuer to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock in any Restricted Subsidiary of the Issuer to any Person, other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer, unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock in such Restricted Subsidiary of the Issuer; and (ii) the net cash proceeds from such transfer, conveyance, sale, lease or other disposition are applied to finance an Asset Sale Offer in accordance with Section 4.10. The Issuer will not permit any Restricted Subsidiary of the Issuer to issue any of its Equity Interests, other than shares of its Capital Stock constituting directors' qualifying shares or owned by officers or agents of such Person solely in their capacity as such, to any Person other than to the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer. The foregoing restrictions will not apply to any issuance or disposition of shares of GO Solutions GmbH to certain individuals currently serving as officers of such entity as required pursuant to the agreement between the Issuer and such entity as in effect on the Issue Date.

        Section 4.20  Payments For Consent.
                      --------------------

     The Issuer shall not, and shall not permit or suffer any of its Subsidiaries or Affiliates to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered to all Holders of the Notes and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

        Section 4.21  Limitations on Issuances of Guarantees of Indebtedness.
                      ------------------------------------------------------

     The Issuer shall not permit any Restricted Subsidiary of the Issuer, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Issuer unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee shall be senior to such Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be equal with the Guarantee of such Senior Debt. Notwithstanding the foregoing, any such Guarantee by a Subsidiary of the Notes may provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Issuer, of all of the Issuer's Equity Interests in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture.

        Section 4.22  Restrictions On Business Activities.
                      -----------------------------------

     Except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole, the Issuer shall not, and shall not permit any Restricted Subsidiary of the Issuer to, engage in any business other than (i) a Permitted Business and (ii) the making of Permitted Investments and engaging in a business in connection with any such Permitted Investment.


        Section 4.23  Additional Amounts.
                      ------------------

     All payments made by the Issuer on the Notes shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of any Relevant Taxing Jurisdiction
------
unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes of any Relevant Taxing Jurisdiction, shall at any time be required on any payments made by the Issuer with respect to the Notes, including payments of principal, redemption price, interest, Liquidated Damages or premium, the Issuer will pay such Additional Amounts as may be necessary in order that the net amounts received in respect of such payments by the Holders of the Notes or the Trustee, as the case may be, after such withholding or deduction, equal the respective amounts which would have been received in respect of such payments in the absence of such withholding or deduction; except that no such Additional Amounts will be payable with respect to (i) any payments on a Note held by or on behalf of a Holder or beneficial owner who is liable for such Taxes in respect of such Note by reason of the Holder or beneficial owner having some connection with the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere holding of such Note or enforcement of rights thereunder or the receipt of payments in respect thereof, (ii) any Taxes that are imposed or withheld as a result of a change in law after the Issue Date where such withholding or imposition is by reason of the failure of the Holder or beneficial owner of the Note to comply with any request by the Issuer to provide information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any declaration or similar claim or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes, (iii) except in the case of the winding up of the Issuer, any Note presented for payment (where presentation is required) in the Relevant Taxing Jurisdiction, or (iv) any Note presented for payment (where presentation is required) more than

30 days after the relevant payment is first made available for payment to the Holder. In addition, such Additional Amounts shall also not be payable where, had the beneficial owner of the Note been the Holder of the Note, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of clauses (i) to (iv) inclusive above.

     Upon request, the Issuer shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts. Copies of such documentation will be made available to the Holders upon request.

     The Issuer shall pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Notes or any other document or instrument referred to therein, or the receipt of any payments with respect to the Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside of the Federal Republic of Germany, the United States of America or any jurisdiction in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes.

        Section 4.24  Limitation on Repayment upon a Change of Control.
                      ------------------------------------------------

     The Issuer will not make an offer to repurchase any Indebtedness of the Issuer or any Restricted Subsidiary that is by its terms subordinated to the Notes or any Preferred Stock of the Issuer if the Issuer is required to do so in connection with a change of control under such Indebtedness or Preferred Stock until at least 91 days after the occurrence of such change of control. If such change of control constitutes a Change of Control under this Indenture, the Issuer shall not make any payment or deposit in respect of any repurchase of any such Indebtedness or Preferred Stock for 30 days following the Change of Control Payment Date relating to the Notes following such Change of Control.

                                   ARTICLE V

                                   SUCCESSORS

        Section 5.1  Merger, Consolidation or Sale of Assets.
                     ---------------------------------------

     The Issuer shall not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person or group of Persons, unless (i) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a stock corporation or limited liability company organized or existing under the laws of the Federal Republic of Germany, the United Kingdom, the Kingdoms of Denmark, Norway or Sweden, the Republic of Finland or the United States or any State thereof or the District of Columbia;
(ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Registration Rights Agreement, the Notes and this Indenture pursuant to supplemental agreements in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger or consolidation of the Issuer with or into a Wholly Owned Restricted Subsidiary of the Issuer, the Issuer or the entity or Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) will be permitted to incur at least Euro1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof or (B) will have a Fixed Charge Coverage Ratio equal to or greater than the Fixed Charge Coverage Ratio immediately prior to such transaction; (v) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and (vi) the Issuer shall have delivered to the Trustee an opinion of tax counsel reasonably acceptable to the Trustee stating that (A) Holders of the Notes will not recognize income, gain or loss for Federal Republic of Germany or United States Federal income tax purposes as a result of such transaction, (B) any payment of principal, redemption price or purchase price of, premium, if any, and interest and Liquidated Damages and Additional Amounts, if any, on the Notes by the Issuer to a Holder after the consolidation, merger, conveyance, transfer or lease of assets will not be subject to Taxes, and (C) no other Taxes on income, including taxable capital gains, will be payable under the tax laws of any Relevant Taxing Jurisdiction by a Holder who is or who is deemed to be a non-resident of the Relevant Taxing Jurisdiction in respect of the acquisition, ownership or disposition of the Notes, including the receipt of principal of, premium, if any, and interest and Liquidated Damages and Additional Amounts, if any, paid pursuant to such Notes. Notwithstanding clause (iv) of the first sentence of this Section 5.1, the Issuer shall be permitted to reorganize as a corporation in the United States of America or any State thereof or the District of Columbia; provided that the Issuer shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Notes will not recognize income, gain or loss for Federal Republic of Germany or United States federal income tax purposes as a result of such reorganization and will be subject to Federal Republic of Germany or United States federal income tax in the same manner and at the same times as would have been the case if such reorganization had not occurred, and the conditions set forth in clauses (i), (ii), (iii), (v) and (vi) of the first sentence of this
Section 5.1 are satisfied.

        Section 5.2  Successor Corporation Substituted.
                     ---------------------------------

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.1 hereof, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as an Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest and Additional Amounts and Liquidated Damages, if any, on the Notes except in the case of a sale of all of an Issuer's assets that meets the requirements of Section 5.1 hereof.

                                  ARTICLE VI

                             DEFAULTS AND REMEDIES

        Section 6.1   Events of Default.
                      -----------------

     Each of the following constitutes an "Event of Default":
                                           ----------------

(a) default for 30 days in the payment when due of interest on, or Additional Amounts or Liquidated Damages with respect to, the Notes;

(b) default in payment when due of the principal of or premium, if any, on the Notes;

(c) failure by the Issuer or any of its Subsidiaries to comply with Section 4.7, 4.9, 4.10 or 4.14;

(d) failure by the Issuer or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or
                                                          ---------------

(ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates Euro5,000,000 or more;

(f) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments (other than those as to which insurance coverage or indemnity from an insurance company with assets in excess of Euro100,000,000 has been acknowledged in writing) aggregating in excess of Euro5,000,000, which judgments are not paid, discharged or stayed for a period of 30 days; and

(g) (1) the Issuer, (2) any Significant Subsidiary (other than an Accounts Receivable Subsidiary) or (3) any group of Restricted Subsidiaries (other than an Accounts Receivable Subsidiary) of the Issuer that, taken as a whole, would constitute a

       Significant Subsidiary (each a "Relevant Entity") pursuant to or within
                                       ---------------
       the meaning of Bankruptcy Law:

(i)    commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)   makes a general assignment for the benefit of its creditors, or

(v)    generally is not paying its debts as they become due; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief against a Relevant Entity in an involuntary case;

(ii)   appoints a custodian of a Relevant Entity; or

(iii)  orders the liquidation of a Relevant Entity;

       and the order or decree remains unstayed and in effect for 60 consecutive days.

        Section 6.2  Acceleration.
                     ------------

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest and Additional Amounts and Liquidated Damages, if any, on, such Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default described in Sections 6.1(g) or 6.1(h), all outstanding Notes will become due and payable without further action or notice.

     In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (e) of Section 6.1, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (e) of Section 6.1 have rescinded the declaration of acceleration in respect of such indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest, Additional Amounts or Liquidated Damages on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

        Section 6.3  Other Remedies.
                     --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and Additional Amounts and Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

        Section 6.4  Waiver of Past Defaults.
                     ---------------------

     Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Amounts and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

        Section 6.5  Control by Majority.
                     -------------------

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such discretion. Notwithstanding any provisions to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the last paragraph of
Section 6.2 hereof unless directed to do so pursuant to this Section 6.5.

        Section 6.6  Limitation on Suits.
                     -------------------

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

        Section 6.7  Rights of Holders of Notes to Receive Payment.
                     ---------------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Amounts and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to March 31, 2005, by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in this Indenture with respect to redemption upon the occurrence of a Change of Control prior to such date shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

        Section 6.8  Collection Suit by Trustee.
                     --------------------------

     If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and Additional Amounts and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest, Additional Amounts and Liquidated Damages and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel and all other amounts due to the Trustee pursuant to Section 7.7 hereof.

        Section 6.9  Trustee May File Proofs of Claim.
                     --------------------------------

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.10  Priorities.
                      ----------

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

     First:  to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, Additional Amounts and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Amounts and Liquidated Damages, if any, and interest, respectively; and

     Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

        Section 6.11  Undertaking for Costs.
                      ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII

                                    TRUSTEE

        Section 7.1  Duties of Trustee.
                     -----------------

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)  Except during the continuance of an Event of Default:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (or similar documents) or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates (or similar documents) and opinions which by any provision hereof are specifically required to be furnished to the Trustee to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)  this paragraph does not limit the effect of paragraph (b) of this Section
     7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Holders of a majority in principal amount of outstanding Notes or pursuant to Section 6.5 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
     (a), (b), and (c) of this Section 7.1.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.2  Rights of Trustee.  Subject to Section 7.1:
                     -----------------

(a) The Trustee may conclusively rely upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person.

(b) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or documents, but the Trustee, in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney.

(c) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(d) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(e) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of such Issuer. A permissive right granted to the Trustee hereunder shall not be deemed to be an obligation to act.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(h) The Trustee shall not be charged with the knowledge of any Default or Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such Default or Event of Default, or (ii) written notice of Default or such Event of Default shall have been received by the Trustee at the Corporate Trust Office of the Trustee by the Issuer or by any Holder and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

        Section 7.3  Individual Rights of Trustee.
                     ----------------------------

     The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as provided in TIA (S) 310(b) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11 hereof.

        Section 7.4  Trustee's Disclaimer.
                     --------------------

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

        Section 7.5  Notice of Defaults.
                     ------------------

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest, Additional Amounts or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

        Section 7.6  Reports by Trustee to Holders of the Notes.
                     ------------------------------------------

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2).

     A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed or delisted on any stock exchange.

        Section 7.7  Compensation and Indemnity.
                     --------------------------

     The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Issuer shall indemnify and hold harmless the Trustee against any and all losses, liabilities, claims or expenses incurred by the Trustee arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such claim, loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.
Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Issuer under this Section 7.7 shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture.

     To secure the Issuer's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest and Additional Amounts and Liquidated Damages, if any, on particular Notes. Such Lien shall survive the resignation and removal of the Trustee and the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1 (h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its Agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        Section 7.8  Replacement of Trustee.
                     ----------------------

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a)  the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)  a custodian or public officer takes charge of the Trustee or its property;
     or

(d)  the Trustee becomes incapable of acting as such hereunder.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the

Issuer's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.


        Section 7.9   Successor Trustee by Merger, Etc.
                      ---------------------------------

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

        Section 7.10  Eligibility; Disqualification.
                      -----------------------------

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least Euro100,000,000 as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA (S) 310(b).

        Section 7.11  Preferential Collection of Claims Against Issuer.
                      ------------------------------------------------

     The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                 ARTICLE VIII

                              LEGAL DEFEASANCE AND
                              COVENANT DEFEASANCE

        Section 8.1   Option to Effect Legal Defeasance or Covenant Defeasance.
                      --------------------------------------------------------

     The Issuer may, at the option of its Board evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

        Section 8.2   Legal Defeasance and Discharge.
                      ------------------------------

     Upon the Issuer's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal
                                                                 -----
Defeasance").  For this purpose, Legal Defeasance means that the Issuer shall be
----------
deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest and

     Additional Amounts and Liquidated Damages, if any, on such Notes when such payments are due;

(b)  the Issuer's obligations with respect to such Notes under Article 2 and
     Section 4.2 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith; and

(d)  this Article 8.

     Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

        Section 8.3  Covenant Defeasance.
                     -------------------

     Upon the Issuer's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22 and 4.24 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section
8.4 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall
                                 -------------------
thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer's exercise under Section 8.1 hereof of the option applicable to this Section 8.3 hereof, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(c) through 6.1(f) hereof shall not constitute Events of Default.

        Section 8.4  Conditions to Legal or Covenant Defeasance.
                     ------------------------------------------

     The following shall be the conditions to the application of either Section
8.2 or 8.3 hereof to the outstanding Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in Euros or Government Obligations payable in Euros, or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay the principal of, premium, Additional Amounts and Liquidated Damages, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to final Stated Maturity or to a particular redemption date;

(b) in the case of an election under Section 8.2 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States and the Federal Republic of Germany, as the case may be, reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (A) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Federal Republic of Germany or United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.3 hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States and the Federal Republic of Germany, as the case may be, reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal Republic of Germany or United States federal income tax purposes as a result of such

     Covenant Defeasance and will be subject to Federal Republic of Germany or United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.1 (g) or 6.1
     (h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of their Subsidiaries is bound;

(f) the Issuer shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions and assumptions) to the effect that as of the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under the applicable laws;

(g) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(h) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which may be subject to customary exclusions and assumptions), each stating that all conditions precedent provided for or relating to the

     Legal Defeasance or the Covenant Defeasance have been complied with.

        Section 8.5.  Deposited Money and Government Obligations to Be Held in
                      --------------------------------------------------------
Trust; Other Miscellaneous Provisions.
-------------------------------------

     Subject to Section 8.6 hereof, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant
                                                             -------
to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Amounts and Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against all money or Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

        Section 8.6.  Repayment to Issuer.
                      -------------------

     Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest or Additional Amounts or Liquidated Damages, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Additional Amounts or Liquidated Damages, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the Financial Times and the Frankfurter Allgemeine Zeitung, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

        Section 8.7.  Reinstatement.
                      -------------

     If the Trustee or Paying Agent is unable to apply any Euros or Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest or Additional Amounts or Liquidated Damages, if any, on any Note following the reinstatement of their obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

        Section 9.1.  Without Consent of Holders of Notes.
                      -----------------------------------

     Notwithstanding Section 9.2 of this Indenture, the Issuer and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

(a)  to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c) to provide for the assumption of the Issuer's obligations to the Holders of Notes by a successor to the Issuer pursuant to Article 5 hereof;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights or benefits hereunder of any Holder of the Note;

(e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

(f) to provide for the issuance of the New Senior Notes in accordance with the Registration Rights Agreement.

     Upon the request of the Issuer accompanied by a resolutions of its Board authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

        Section 9.2.  With Consent of Holders of Notes.
                      --------------------------------

     Subject to Section 9.1 and except as provided below in this Section 9.2, the Issuer and the Trustee may amend or supplement this Indenture, and the Notes may be amended or supplemented, with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest or Additional Amounts or Liquidated Damages, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including additional notes, if any) voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

     Upon the request of the Issuer accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

     It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuer shall deliver notice to the Holders of Notes affected thereby briefly describing the amendment, supplement or waiver in accordance with Section 10.2. Any failure of the Issuer to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes (including additional notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes.

     Notwithstanding the foregoing, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes;

(c) reduce the rate of or change the time for payment of interest and Additional Amounts and Liquidated Damages, if any, including default interest, on any Note;

(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Additional Amounts or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including additional notes, if any) or a waiver of the payment default that resulted from such acceleration;

(e)  make any Note payable in currency other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Additional Amounts or Liquidated Damages, if any, on the Notes other than payments pursuant to Sections 3.9, 4.10 and 4.14 hereof;

(g) waive a redemption payment with respect to any Note, other than payments pursuant to Sections 3.9, 4.10 and 4.14 hereof;

(h) make any change in the provisions of this Indenture relating to the obligations of the Issuer to make, or the rights of Holders of Notes to receive, payments pursuant to Sections 3.9, 4.10, 4.14 and 4.23 hereof;

(i) amend the terms of the Notes or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder or hereunder or an exemption from any obligation to withhold or deduct Taxes as described thereunder or hereunder unless the Issuer agrees to pay Additional Amounts, if any, in respect thereof; or

(j) make any change in Sections 6.4 or 6.7 hereof or in the foregoing amendment and waiver provisions.

        Section 9.3.  Compliance with Trust Indenture Act.
                      -----------------------------------

     Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

        Section 9.4.  Revocation and Effect of Consents.
                      ---------------------------------

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

        Section 9.5.  Notation on or Exchange of Notes.
                      --------------------------------

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

        Section 9.6.  Trustee to Sign Amendments, Etc.
                      --------------------------------

     The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment or supplemental Indenture until the Board approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.4 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE X

                                 MISCELLANEOUS

        Section 10.1.  Trust Indenture Act Controls.
                       ----------------------------

     Prior to the issuance of the New Senior Notes or the effectiveness of the Shelf Registration Statement, the TIA shall apply as a matter of contract to this Indenture for purposes of interpretation, construction and defining the rights and obligations hereunder. Upon the issuance of the New Senior Notes or the effectiveness of the Shelf Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     If any provision hereof limits, qualifies or conflicts with any provision of the TIA or another provision which is required or deemed to be included in this Indenture by any of the provisions of the TIA, such provision or requirement of the TIA shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

        Section 10.2.  Notices.
                       -------

(a) Any notice or communication by the Issuer or the Trustee to the other is duly given if in writing and delivered in person or by facsimile (and confirmed by overnight courier) or mailed by first-class mail (registered or certified, return receipt requested) or overnight courier guaranteeing next day delivery, to the other's address:

     if to the Issuer:

     BROKAT Infosystems Aktiengesellschaft
     Industriestrasse 3
     D-70565 Stuttgart
     Germany
     Facsimile No.:  +49-711-788-44-770
     Attention:  General Counsel

     if to the Trustee:

     The Bank of New York, London Branch
     One Canada Square
     London, E14 5AL
     United Kingdom
     Facsimile No.:  +44-171-893-6399
     Attention: Corporate Trust Administration

     The Issuer or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given when received.

(b) Any notice or communication to Holders of Global Notes will be sent to Euroclear and Clearstream and will be published in a leading newspaper having a general circulation in the City of London, which shall initially be the Financial Times, and in the City of Frankfurt, which shall initially be the Frankfurter Allgemeine Zeitung. Any notice or communication to Holders of Definitive Notes will be published in a leading newspaper having a general circulation in the City of London, which shall initially be the Financial Times, and in the City of Frankfurt, which shall initially be the Frankfurter Allgemeine Zeitung. Any notice or communication to Holders of Definitive Notes shall also be mailed by first-class mail or by overnight courier guaranteeing next-day delivery to its address shown on the register kept by the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     All notices and communications sent to Holders, which are published and mailed in the manner provided above, shall be deemed to have been duly given on the first date on which publication is made.

     In addition, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, any such notice or communication shall be published in a leading daily newspaper having a general circulation in Luxembourg, which shall initially be the Luxemburger Wort.


(c) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        Section 10.3.  Communication by Holders of Notes with Other Holders of
                       -------------------------------------------------------
Notes.

     Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

        Section 10.4.  Certificate and Opinion as to Conditions Precedent.
                       --------------------------------------------------

     Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, except with respect to the initial authentication of Notes on the date of this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

        Section 10.5.  Statements Required in Certificate or Opinion.
                       ---------------------------------------------

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

(a) a statement that the Persons making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

        Section 10.6.  Rules by Trustee and Agents.
                       ---------------------------

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

        Section 10.7.  No Personal Liability of Directors, Officers, Employees,
                       --------------------------------------------------------
Members and Stockholders.
------------------------

     No member of the Board or the supervisory board, officer, employee, incorporator, member or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the Notes.

        Section 10.8.  Governing Law.
                       -------------

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        Section 10.9.  Agent for Service; Submission to Jurisdiction; Waiver of
                       --------------------------------------------------------
Immunities.
----------

     By the execution and delivery of this Indenture, the Issuer (i) acknowledges and confirms that it has, by separate written instruments, designated and appointed CT Corporation System, 111 Eighth Avenue, New York, NY 10011 (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture that may be instituted in any federal or state court in the Borough of Manhattan, City of New York, State of New York, U.S.A. or brought under federal or state securities laws, and represents and warrants that CT Corporation System has accepted such designation; (ii) submits to the jurisdiction of any such court in any such suit or proceeding; and (iii) agrees that service of process upon CT Corporation System and written notice of said service to the Issuer, in accordance with Section 10.2(a) shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect for as long as any of the Notes remain Outstanding; provided, however, that the Issuer may, and to the extent CT Corporation System ceases to be able to be served on the basis contemplated herein shall, by written notice to the Trustee, designate such additional or alternative agent for service of process under this
Section 10.9 that (i) maintains an office located in the Borough of Manhattan, City of New York, State of New York, U.S.A.; and (ii) is either (a) the United States legal counsel for the Issuer or (b) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business. Such written notice shall identify the name of such agent for service of process and the address of the office of such agent for service of process in the Borough of Manhattan, City of New York, State of New York, U.S.A.

     To the extent that the Issuer has, or hereafter may, acquire any immunity from jurisdiction of any court of (i) any jurisdiction in which the Issuer owns or leases property or assets, (ii) the United States or the State of New York or
(iii) the Federal Republic of Germany or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Indenture or any of the Notes or actions to enforce judgments in respect of any thereof, the Issuer hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

        Section 10.10.  No Adverse Interpretation of Other Agreements.
                        ---------------------------------------------

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

        Section 10.11.  Successors.
                        ----------

     All agreements of the Issuer in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

        Section 10.12.  Severability; Independence of Covenants.
                        ---------------------------------------

     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

        Section 10.13.  Duplicate Originals; Counterparts.
                        ---------------------------------

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. In addition, this Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 10.14.  Table of Contents, Headings, Etc.
                        --------------------------------

     The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict, or affect the construction of, any of the terms or provisions hereof.

        Section 10.15.  Exhibits.
                        --------

     All exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

        Section 10.16.  Judgment Currency.
                        -----------------

     The Issuer hereby agrees to indemnify the Trustee, its directors, its officers and each person, if any, who controls the Trustee within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss incurred by such person as a result of any judgment or order being given or made against the Issuer for any Euro amount due under this Agreement and such judgment or order being expressed and paid in a currency (the "Judgment
                                                               --------
Currency") other than Euros and as a result of any
--------
variation as between (i) the rate of exchange at which the Euro amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the City of London at which such party on the date of payment of such judgment or order is able to purchase Euros with the amount of the Judgment Currency actually received by such party. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Euros.

                        [Signatures on following page]

Dated as of March 28, 2000         BROKAT INFOSYSTEMS AKTIENGESELLSCHAFT



        By:   /s/ MICHAEL JANSSEN
           ___________________________________________
           Name:  Michael Janssen
           Title: Chief Financial Officer


        By:  /s/  ACHIM SCHLUMPBERGER
           ___________________________________________
           Name:  Achim Schlumpberger
           Title: Executive Vice President



THE BANK OF NEW YORK,
 as Trustee


By:   /s/ TREVOR BLEWER
   ______________________________
   Name:  Trevor Blewer
   Title: Assistant Vice President

                                                                       EXHIBIT A
                                (Face of Note)
                         11 1/2% SENIOR NOTES DUE 2010

No. ____                                                      Euro _____________

                                                     Common Code [             ]
                                                        ISIN No. [             ]

     BROKAT INFOSYSTEMS AKTIENGESELLSCHAFT promises to pay to The Bank of New York Depository (Nominees) Limited or its registered assigns, the principal sum of ______________________ Euros (Euro__________)[, or such greater or lesser amount as may from time to time be endorsed on the "Schedule of Transfer or Exchanges of Interests in the Global Note" attached hereto,]/1/ on March 31, 2010.

Interest Payment Dates: March 31 and September 30

Record Dates: March 15 and September 15


                     BROKAT INFOSYSTEMS AKTIENGESELLSCHAFT

         By:_____________________________________________
                              Name:
                              Title:

         By:_____________________________________________
                              Name:
                              Title:


Certificate of Authentication:

This is one of the [Global] Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK,
 as Trustee

By:______________________________
      Authorized Signatory


/1/This language should be included only if the Note is issued in global form.



Dated: ___________________________

                                (Back of Note)

                         11 1/2% SENIOR NOTES DUE 2010

          [This Global Note is held by the Common Depositary (as defined in the Indenture governing this Note) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any person under any circumstances, except that (i) the Trustee may make such notations hereon as may be required pursuant to Section 2.7 of the Indenture, (ii) this Global Note may be exchanged in whole but not in part pursuant to Section 2.6(a) of the Indenture, (iii) this Global Note may be delivered to the Trustee for cancellation pursuant to Section 2.11 of the Indenture and (iv) this Global Note may be transferred to a successor Common Depositary with the prior written consent of the Issuer.

          Unless this certificate is presented by an authorized representative of the Common Depositary to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the Common Depositary or in such other name as is requested by an authorized representative of the Common Depositary (and any such payment is made to the Common Depositary or such other entity as is requested by an authorized representative of the Common Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful inasmuch as the registered owner hereof, the Common Depositary, has an interest herein.]/2/

          [This Note (or its predecessor) has not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons, except as set forth below. By its acquisition hereof or of a beneficial interest herein, the Holder
(1) represents that (a) it is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) (a "QIB") or (b) it is acquiring this Note in an offshore transaction in compliance with Regulation S under the Securities Act, (2) agrees that it will

/2/These two paragraphs should be included only if the Note is issued in global form.

not, resell or otherwise transfer this note except (a) to the Issuer or any of its Subsidiaries, (b) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (c) in an offshore transaction meeting the requirements of Rule 903 or 904 of the Securities Act, (d) in a transaction meeting the requirements of Rule 144 under the Securities Act, (e) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) of Regulation D under the Securities Act (an "IAI") that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the transfer of this Note (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes less than Euro250,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (f) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Issuer) or (g) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (3) agrees that it will deliver to each person to whom this Note or an interest herein is transferred a notice substantially to the effect of this legend.

     As used herein, the terms "offshore transaction" and "United States" have the meanings given to them by Rule 902 of Regulation S under the Securities Act. The Indenture contains a provision requiring the Trustee to refuse to register any transfer of this Note in violation of the foregoing.]/3/

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1.   Interest.  BROKAT Infosystems Aktiengesellschaft, a stock
               --------
corporation organized and existing under

/3/These two paragraphs should be removed upon the exchange of Senior Notes for New Senior Notes in the Exchange Offer or upon the registration of the Notes pursuant to the terms of the Registration Rights Agreement.

the laws of Germany (the "Issuer") promises to pay interest on the principal
                          ------
amount of this Note at 11 1/2% per annum from March 28, 2000 until maturity. In addition, the Issuer shall pay the Additional Amounts payable pursuant to
Section 4.23 of the Indenture and the Liquidated Damages payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Issuer will pay interest, Additional Amounts and Liquidated Damages semi-annually on March 31 and September 30 of each year (each an "Interest Payment Date"), or if
                                                 ---------------------
any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be September 30, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts and Liquidated Damages, if any (without regard to any applicable grace period), on this Note, to the extent lawful, at the rate of interest then borne by the Notes.

          2.   Method of Payment.  The Issuer will pay interest on the Notes
               -----------------
(except defaulted interest), Additional Amounts and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on March 15 or September 15 preceding the Interest Payment Date (whether or not such day is a Business Day), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, Additional Amounts and Liquidated Damages, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City of London and, for so long as the Notes are listed on the Luxembourg Stock Exchange and such stock exchange rules require, Luxembourg, or, at the option of the Issuer, payment of interest, Additional Amounts and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, Additional Amounts and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be made in Euro Legal Tender.

          3.   Paying Agent and Registrar.  Initially, The Bank of New York, the
               --------------------------
Trustee under the Indenture, will act as Paying Agent and Registrar, and Kredietbank S.A. Luxembourgeoise at 43 Boulevard Royal, L-2955 Luxembourg will act as co-Paying Agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries or Affiliates may act in any such capacity.

          4.   Indenture.  The Issuer issued this Note under an Indenture dated
               ---------
as of March 28, 2000 (the "Indenture") by and between the Issuer and the
                           ---------
Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the United States Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). This Note is subject to all such terms, and Holder of this Note is referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are general unsecured Obligations of the Issuer limited to Euro125,000,000 in aggregate principal amount.

          5.   Optional Redemption.
               -------------------

          (a) The Issuer shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages and/or Additional Amounts, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on March 31 of the years indicated below:

          Year                           Percentage
          2005                           105.750%
          2006                           103.833%
          2007                           101.917%
          2008 and thereafter            100.000%

          (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to March 31, 2003, the Issuer may (but will not have the obligation to), on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price equal to 111.50% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages and/or Additional Amounts, if any, thereon to the redemption date with the net cash proceeds of one or more Qualified Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes originally issued (excluding Notes held by the Issuer, its Affiliates and its Subsidiaries) remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Qualified Equity Offerings.

          (c) If the Issuer determines that, as a result of (i) any change in, or amendment to, the laws or treaties or any regulations or rulings promulgated under the laws or treaties of any Relevant Taxing Jurisdiction affecting taxation, which change in, or amendment to, such laws, treaties, regulations or rulings becomes effective on or after the Issue Date, or (ii) any change in or new or different position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings, including a holding, judgment or order by a court of competent jurisdiction, which change, amendment, application or interpretation becomes effective on or after the Issue Date, the Issuer is, or on the next Interest Payment Date would be, required to pay Additional Amounts, and the Issuer determines that such payment obligation cannot be avoided by the Issuer taking reasonable measures, the Notes may be redeemed, at the option of the Issuer, in whole but not in part, at any time upon not less than 30 nor more than 60 days' notice, which notice shall be irrevocable, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest to the date fixed by the Issuer for redemption (the "Tax Redemption
                                                              --------------
Date") and all Liquidated Damages and/or Additional Amounts, if any, then due
----
and which will become due on the Tax Redemption Date as a result of the redemption or otherwise; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to make such payment or withholding if a payment in respect of the Notes were then due.

          6.   Mandatory Redemption.  The Issuer shall not be required to make
               --------------------
mandatory redemption or sinking fund payments with respect to the Notes.

          7.   Repurchase at Option of Holder.  The Indenture requires that
               ------------------------------
certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Issuer is also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with the procedures set forth in the Indenture.

          8.   Notice of Redemption.  Notice of redemption will be given at
               --------------------
least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed. Notes in denominations larger than Euro1,000 may be redeemed in part but only in whole multiples of e1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption, unless the Issuer shall fail to redeem any such Note.

          9.   Denominations, Transfer, Exchange.  The Notes are in registered
               ---------------------------------
form without coupons in denominations of Euro1,000 and integral multiples of Euro1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. In addition, the Registrar need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

          10.  Persons Deemed Owners.  The registered Holder of a Note may be
               ---------------------
treated as the owner of it for all purposes.

          11.  Amendment, Supplement and Waiver.  Subject to certain exceptions,
               --------------------------------
the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes (including additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). In addition, subject to certain exceptions, any existing Default of Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes (including additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer's obligations to Holders of Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights or benefits under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, or to provide for the issuance of New Senior Notes in accordance with the Registration Rights Agreement.

          12.  Defaults and Remedies.
               ---------------------

          (a) Each of the following constitutes an "Event of Default": (i)
                                                    ----------------
default for 30 days in the payment when due of interest on, or Additional Amounts or Liquidated Damages with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Issuer or any of its Subsidiaries to comply with Section 4.7, 4.9, 4.10 or 4.14 of the Indenture; (iv) failure by the Issuer or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in this Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default (A) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (B) results in the acceleration of
                         ---------------
such Indebtedness prior to its express maturity, and, in each case of clauses
(A) or (B), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates Euro5,000,000 or more; (vi) failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments (other than those as to which insurance coverage or indemnity from an insurance company with assets in excess of Euro100,000,000 has been acknowledged in writing) aggregating in excess of Euro5,000,000, which judgments are not paid, discharged or stayed for a period of 30 days; and (vii) certain events of bankruptcy or insolvency with respect to
(A) the Issuer, (B) any Significant Subsidiary (other than an Accounts Receivable Subsidiary) of the Issuer or (C) any group of Restricted Subsidiaries (other than an Accounts Receivable Subsidiary) of the Issuer that, taken as a whole, would constitute a Significant Subsidiary of the Issuer.

          (b) If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes, may declare all the Notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest and Additional Amounts and Liquidated Damages, if any, on, such Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, any of its Significant Subsidiaries or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer, all outstanding Notes shall become due and payable without further action or notice.

          (c) Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Amounts and Liquidated Damages, if any, or interest on, the Notes.

          (d) The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          (e) In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to March 31, 2005, by reason of any willful action or inaction taken or not taken by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in the Indenture with respect to redemption upon the occurrence of a Change of Control prior to such date shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

          13.  Trustee Dealings with Issuer.  The Trustee, in its individual or
               ----------------------------
any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

          14.  Personal Liability of Directors, Officers, Employees, Members and
               -----------------------------------------------------------------
Stockholders.  No member of the Board or the supervisory board, officer,
------------
employee, incorporator, member or stockholder of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the Notes.

          15.  Legal Defeasance and Covenant Defeasance.  The Indenture contains
               ----------------------------------------
provisions for defeasance of the entire Indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuer with certain condition set forth in the Indenture.

          16.  Authentication.  This Note shall not be valid until authenticated
               --------------
by the manual signature of the Trustee or an authenticating agent.

          17.  Abbreviations.  Customary abbreviations may be used in the name
               -------------
of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties),

JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          18.  Additional Rights of Holders of Restricted Global Notes and
               -----------------------------------------------------------
Restricted Definitive Notes.  In addition to the rights provided to Holders of
---------------------------
Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of March 28, 2000 by and among the Issuer and the Initial Purchaser named on the signature pages thereof.

          19.  Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL
               -------------
GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


          THE ISSUER WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE AND/OR THE REGISTRATION RIGHTS AGREEMENT. REQUESTS MAY BE MADE TO: BROKAT INFOSYSTEMS AG, INDUSTRIESTRABE 3, STUTTGART D-70565, GERMANY, ATTENTION: GENERAL COUNSEL.

                                ASSIGNMENT FORM

          To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint: ______________________________________________________
as Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.


Date:  _______________

Your Signature:
________________________________________________________________________________
            (Sign exactly as your name appears on the face of this Note)



Signature Guarantee:  __________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


          If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

  [ ]  Section 4.10    [ ]  Section 4.14


          If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

     Euro______



Date:  __________________


Your Signature:
________________________________________________________________________________
         (Sign exactly as your name appears on the face of this Note)



Signature Guarantee:  __________________________

                       SCHEDULE OF TRANSFER OR EXCHANGES
                        OF INTERESTS IN THE GLOBAL NOTE/4/



          The following transfers or exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or transfers or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

    Date of Exchange      Amount of decrease in    Amount of increase      Principal Amount of     Signature of authorized
                           Principal Amount of   in Principal Amount of     this Global Note        officer of Trustee or
                            this Global Note        this Global Note         following such            Note Custodian
                                                                         decrease (or increase)


/4/This schedule should only be included if the Notes are issued in global form.

                                   EXHIBIT B

                        FORM OF CERTIFICATE OF TRANSFER


BROKAT Infosystems Aktiengesellschaft
Industriestrasse 3
D-70565 Stuttgart
Germany


The Bank of New York
One Canada Square
London E14 5AL
United Kingdom

                       Re: 11 1/2% Senior Notes due 2010

          Reference is hereby made to the Indenture, dated as of March 28, 2000 (the "Indenture"), between BROKAT Infosystems Aktiengesellschaft, a stock
      ---------
corporation organized and existing under the laws of Germany(the "Issuer"), and
                                                                  ------
The Bank of New York, as trustee (the "Trustee").  Capitalized terms used but
                                       -------
not defined herein shall have the meanings given to them in the Indenture.

          ________________, (the "Transferor") owns and proposes to transfer the
                                  ----------
Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of Euro_______ in such Note[s] or interests (the "Transfer"),
                                                                   --------
to ________________ (the "Transferee"), as further specified in Annex A hereto.
                          ----------
In connection with the Transfer, the Transferor hereby certifies that:

                            [CHECK ALL THAT APPLY]

 [ ] (1) Check if Transferee will take delivery of a beneficial interest in the
         ----------------------------------------------------------------------
144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is
-----------------------------------------------------------
being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and,
                                                --------------
accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a

"qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

 [ ] (2) Check if Transferee will take delivery of a beneficial interest in the
         ----------------------------------------------------------------------
Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The
----------------------------------------------------------------------
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

 [ ] (3) Check and complete if Transferee will take delivery of a beneficial
         -------------------------------------------------------------------
interest in the IAI Global Note or a Definitive Note pursuant to any provision
------------------------------------------------------------------------------
of the Securities Act other than
--------------------------------

Rule 144A or Regulation S. The Transfer is being effected in compliance with the
-------------------------
transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     [ ] (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                         or

     [ ] (b) such Transfer is being effected to the Issuer or a subsidiary thereof;
                         or

     [ ] (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                         or

     [ ] (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if
                                          ---------
such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

 [ ] (4) Check if Transferee will take delivery of a beneficial interest in an
         ---------------------------------------------------------------------
Unrestricted Global Note or of an Unrestricted Definitive Note.
--------------------------------------------------------------

      [ ] (a) Check if Transfer is pursuant to Rule 144.  (i) The Transfer is
              -----------------------------------------
being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      [ ] (b) Check if Transfer is Pursuant to Regulation S.  (i) The Transfer
              ---------------------------------------------
is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      [ ] (c) Check if Transfer is Pursuant to Other Exemption.  (i) The
              ------------------------------------------------
Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for the benefit of the Issuer and the Registrar.


________________________________________________________________________________
                          [Insert Name of Transferor]


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:


Dated:  ____________________

                      Annex A to Certificate of Transfer
                      ----------------------------------

(1)  The Transferor owns and proposes to transfer the following:

                           (Check one of (a) or (b))

     (a)  [ ]  a beneficial interest in the:

                       (Check one of (i), (ii) or (iii))

          (i) [ ] 144A Global Note (CUSIP_____; ISIN _____), or

          (ii) [ ] Regulation S Global Note (CUSIP_____; ISIN _____), or

          (iii) [ ] IAI Global Note (CUSIP_____; ISIN _____); or

     (b)  [ ]  a Restricted Definitive Note.


(2)  After the Transfer the Transferee will hold:

                        (Check one of (a), (b) or (c))

     (a)  [ ]  a beneficial interest in the:

                    (Check one of (i), (ii), (iii) or (iv))

          (i) [ ] 144A Global Note (CUSIP_____; ISIN _____), or

          (ii) [ ] Regulation S Global Note (CUSIP ____), or

          (iii) [ ] IAI Global Note (CUSIP ____), or

          (iv) [ ] Unrestricted Global Note (CUSIP ____); or

     (b)  [ ]  a Restricted Definitive Note; or

     (c)  [ ]  an Unrestricted Definitive Note,


     in accordance with the terms of the Indenture.

                                   EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE


BROKAT Infosystems Aktiengesellschaft
Industriestrasse 3
D-70565 Stuttgart
Germany


The Bank of New York
One Canada Square
London E14 5AL
United Kingdom

                       Re: 11 1/2% Senior Notes due 2010


          Reference is hereby made to the Indenture, dated as of March 28, 2000 (the "Indenture"), between BROKAT Infosystems Aktiengesellschaft, a stock
      ---------
corporation organized and existing under the laws of Germany(the "Issuer"), and
                                                                  ------
The Bank of New York, as trustee (the "Trustee").  Capitalized terms used but
                                       -------
not defined herein shall have the meanings given to them in the Indenture.

          _________________ (the "Owner"), owns and proposes to exchange the
                                  -----
Note[s] or interest in such Note[s] specified herein, in the principal amount of Euro__________ in such Note[s] or interests (the "Exchange"). In connection
                                                  --------
with the Exchange, the Owner hereby certifies that:

          (1) Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

     [ ]  (a) Check if Exchange is from beneficial interest in a Restricted
              -------------------------------------------------------------
Global Note to beneficial interest in an Unrestricted Global Note.  In
-----------------------------------------------------------------
connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities
                                                                ----------
Act"), (iii) the restrictions on transfer contained in the Indenture and the
---
Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global
Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      [ ] (b) Check if Exchange is from beneficial interest in a Restricted
              -------------------------------------------------------------
Global Note to Unrestricted Definitive Note.  In connection with the Exchange of
-------------------------------------------
the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      [ ] (c) Check if Exchange is from Restricted Definitive Note to beneficial
              ------------------------------------------------------------------
interest in an Unrestricted Global Note.  In connection with the Owner's
---------------------------------------
Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      [ ] (d) Check if Exchange is from Restricted Definitive Note to
              -------------------------------------------------------
Unrestricted Definitive Note.  In connection with
----------------------------
the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (2) Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

      [ ] (a) Check if Exchange is from beneficial interest in a Restricted
              -------------------------------------------------------------
Global Note to Restricted Definitive Note.  In connection with the Exchange of
-----------------------------------------
the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      [ ] (b) Check if Exchange is from Restricted Definitive Note to beneficial
              ------------------------------------------------------------------
interest in a Restricted Global Note.  In connection with the Exchange of the
------------------------------------
Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] " 144A Global Note," " Regulation S Global Note," " IAI Global Note" with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for the benefit of the Issuer and the Registrar.


                              ____________________________________
                              [Insert Name of Owner]


                              By:_________________________________
                                 Name:
                                 Title:



Dated:  ____________________

                                   EXHIBIT D

                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR



BROKAT Infosystems Aktiengesellschaft
Industriestrasse 3
D-70565 Stuttgart
Germany


The Bank of New York
One Canada Square
London E14 5AL
United Kingdom


                       Re: 11 1/2% Senior Notes due 2010


          Reference is hereby made to the Indenture, dated as of March 28, 2000 (the "Indenture"), between BROKAT Infosystems Aktiengesellschaft, a stock
      ---------
corporation organized and existing under the laws of Germany(the "Issuer"), and
                                                                  ------
The Bank of New York, as trustee (the "Trustee").  Capitalized terms used but
                                       -------
not defined herein shall have the meanings given to them in the Indenture.

          In connection with our proposed purchase of Euro________ aggregate principal amount of:

          [ ]   (1) a beneficial interest in a Global Note, or

          [ ]   (2)  a Definitive Note,

          we confirm that:


          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").
              --------------

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the

Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                              ___________________________________
                              [Insert Name of Accredited Investor]


                              By:________________________________
                                 Name:
                                 Title:


Dated:  __________________